UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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NEOSTEM, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NEOSTEM, INC.
420 LEXINGTON AVENUE, SUITE 450
NEW YORK, NEW YORK 10170

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 15, 2009

To the Stockholders of NeoStem, Inc.:

The Annual Meeting of Stockholders (the “Annual Meeting”) of NeoStem, Inc. (“NeoStem,” or the “Company”) will be held at the Company's offices at 420 Lexington Avenue, Suite 450, New York, New York 10170, on May 8, 2009, at 4:00 p.m. (Eastern Daylight time) for the purpose of considering and acting upon the following matters:

1.  Election of four directors;

2.  Consideration of and vote to approve the Company’s 2009 Equity Compensation Plan (the “2009 Plan”);

3.  Ratification of the appointment of Holtz Rubenstein Reminick LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2009; and

4.  Any other matters properly brought before the stockholders at the Annual Meeting.

The Board of Directors has fixed the close of business on March 10, 2009 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof.

Your proxy vote is important. Whether or not you expect to attend the Annual Meeting in person, you are urged to mark, sign, date and return the enclosed proxy in the enclosed prepaid envelope.

Your attention is directed to the Proxy Statement which is set forth on the following pages.

By Order of the Board of Directors,

/s/ Catherine M. Vaczy
Catherine M. Vaczy
April 15, 2009	Secretary

NEOSTEM, INC.
 420 Lexington Avenue, Suite 450
New York, New York 10170

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
May 8, 2009

SOLICITATION OF PROXY

This proxy statement and the enclosed proxy are being mailed on or about the fifteenth day of April 2009, by and on behalf of the Board of Directors of NeoStem, Inc. (“NeoStem,” or the “Company”), in connection with the solicitation of proxies for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 4:00 p.m. (Eastern Daylight time) on May 8, 2009 at the principal executive offices of the Company located at 420 Lexington Avenue, Suite 450, New York, New York 10170 and at any adjournments thereof. The matters to be considered and acted upon at such Annual Meeting are referred to in the preceding Notice and are more fully discussed below. All shares represented by proxies which are returned properly signed will be voted as specified on the proxy card. If choices are not specified on the proxy card, the shares will be voted IN FAVOR OF the Board's nominees for director named herein, the adoption of the 2009 Plan and the ratification of the appointment of the Company's auditors to audit the Company's financial statements for the 2009 fiscal year. The By-Laws of the Company require that the holders of a majority of the total number of shares entitled to vote at the Annual Meeting be represented in person or by proxy in order for the business of the Annual Meeting to be transacted with respect to such matters.

This solicitation is being made by the Company. The cost of this solicitation will be paid by the Company. In addition to soliciting proxies by mail, the Company may make requests for proxies by telephone or messenger, or by personal solicitation by officers, directors or employees of the Company at nominal cost to the Company or by any one or more of the foregoing means. Additionally, the Company has retained The Altman Group, Inc. (“The Altman Group”), 60 East 42nd Street, Suite 916, New York, NY 10165, a proxy solicitation firm, to assist us in soliciting your proxy.  The Company will pay to The Altman Group a fee of $10,000, plus reasonable out-of-pocket expenses, for proxy solicitation services in connection with this Annual Meeting and certain other proxy services. The Company will reimburse brokers, dealers, banks and others authorized by the Company for their reasonable expenses in forwarding proxy solicitation material to the beneficial owner of shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF NEOSTEM, INC. TO BE HELD ON MAY 8, 2009. THIS PROXY STATEMENT, THE ACCOMPANYING FORM OF PROXY CARD AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008, INCLUDING FINANCIAL STATEMENTS, ARE AVAILABLE AT HTTP://WWW.VFNOTICE.COM/NEOSTEM. Under new rules issued by the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.

REVOCATION OF PROXY

A proxy may be revoked by a stockholder by giving written notice of revocation to the Secretary of the Company, by filing a later dated proxy with the Secretary at any time prior to its exercise, or by voting in person at the Annual Meeting. The presence at the meeting of a stockholder who has given a proxy does not revoke the proxy unless the stockholder files a notice of revocation or votes by written ballot.

STOCK OUTSTANDING

On March 10, 2009, there were outstanding and entitled to vote at the Annual Meeting 7,749,358 shares of common stock, par value $0.001 per share (the "Common Stock") and 10,000 shares of Series B Convertible Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”). Holders of record of Common Stock at the close of business on March 10, 2009, will be entitled to one vote for each share held on all matters properly coming before the Annual Meeting.  Holders of record of Series B Preferred Stock are entitled to ten votes per share.  Shares of Common Stock and shares of Series B Preferred Stock vote together as one class.  Unless the context otherwise requires, all references to “stockholders” in this proxy statement refer to holders of Common Stock and Series B Preferred Stock.

There is no right to cumulate votes in the election of directors. Holders of the Common Stock and Series B Preferred Stock will not have any dissenters' rights of appraisal in connection with any of the matters to be voted on at the Annual Meeting.

The presence in person or by proxy of the holders of shares of Common Stock and Series B Preferred Stock entitled to cast a majority of the votes of all shares entitled to vote will constitute a quorum for purposes of conducting business at the Meeting. Assuming that a quorum is present, directors will be elected by a plurality vote.  The approval of Proposal 2 and Proposal 3 will require the affirmative vote of a majority of the votes cast. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present and do not have an effect on the election of directors. Abstentions, but not broker non-votes, are treated as shares present and entitled to vote, and will be counted as a "no" vote. Broker non-votes are treated as not entitled to vote, and so reduce the absolute number, but not the percentage of votes needed for approval of Proposal 2 and Proposal 3.

PROPOSAL ONE

ELECTION OF DIRECTORS

Currently, the Board of Directors consists of five members. On April 9, 2009, the Board of Directors reduced the size of the Board from five to four members, effective as of the date of the Annual Meeting.

Four individuals have been nominated by the Board for election as directors at the forthcoming Annual Meeting, to hold office until the next annual meeting and until their successors are duly elected and have qualified. Shares represented by proxies which are returned properly signed will be voted for the nominees unless the stockholder indicates on the proxy that authority to vote the shares is withheld for one or more or for all of the nominees listed. Should a nominee become unable to serve as a director (which is not anticipated), the proxy will be voted for the election of a substitute nominee who shall be designated by the Board.

The following table and related narrative sets forth certain information regarding the nominees for director, current directors and executive officers of the Company as of March 31, 2009. Directors are elected to hold office until the next annual meeting of stockholders and until their successors are elected and have qualified. There are no family relationships among any of the Company's directors and officers. For information with respect to beneficial ownership of Common Stock, see "Security Ownership of Certain Beneficial Owners and Management."

Name	Age	Position and Year Position Held Since
Ro Robin L. Smith, M.D.	44	Chief Executive Officer & Chairman of the Board since 2006
Ma Mark Weinreb (1)	56	Director and President since 2003
Lar Joseph Zuckerman, M.D.	57	Director since 2004
Cat Richard Berman	66	Director since 2006
Re Larry A. May	59	Chief Financial Officer since 2006
Jos Catherine M. Vaczy	47	Vice President and General Counsel since 2005
Ric Steven S. Myers	62	Director since 2006

(1)	Mr. Weinreb’s term as a director of the Company will expire as of the Annual Meeting. However, Mr. Weinreb continues to serve as President.

NOMINEES FOR ELECTION AS DIRECTORS

Robin L. Smith, M.D.
Chief Executive Officer and Chairman of the Board

Dr. Robin L. Smith joined the Company as Chairman of its Advisory Board in September 2005 and, effective June 2, 2006, became the Chief Executive Officer and Chairman of the Board. Dr. Smith, who received a medical degree from Yale University in 1992 and a master’s degree in business administration from the Wharton School in 1997, brings to the Company extensive experience in medical enterprises and business development. From 2000 to 2003, Dr. Smith served as President & Chief Executive Officer of IP2M, a multi-platform media company specializing in healthcare. During her term, the company was selected as being one of the 10 fastest growing technology companies in Houston. IP2M was sold to a publicly-traded company in February 2003. Previously, from 1998 to 2000, she was Executive Vice President and Chief Medical Officer for HealthHelp, Inc., a National Radiology Management company that managed 14 percent of the healthcare dollars spent by large insurance companies.

Dr. Smith has acted as a senior advisor and investor to both publicly traded and privately held companies including but not limited to China Biopharmaceutical Holdings, Phase III Medical (the Company’s predecessor), the Madelin Fund, HC Innovations Inc., Navstar Media Holdings, Strike Force, Health Quest, Red Lion Partners and All American Pet, where she has played a significant role in restructuring and or growing the companies. Dr. Smith served on the Board of Directors of two privately held companies, Talon Air and Biomega, and also served on the Chemotherapy Foundation Board of Trustees and The New York Theatre Ballet. She currently serves on the Board of Trustees of the NYU Medical Center Board, is Chairman of the Board of Directors for the New York University Hospital for Joint Diseases where she heads up new development efforts and board member recruitment, and serves on the Board of Choose Living. Dr. Smith is the President and serves on the Board of Directors of The Stem for Life Foundation.

Dr. Smith was originally appointed to the Board of Directors in June 2006 pursuant to the terms of the Securities Purchase Agreement in the June 2006 private placement.

Joseph Zuckerman, M.D.
Director

Joseph D. Zuckerman joined the Board of Directors of the Company in January 2004 and serves on the Compensation Committee, Audit Committee and Nominating Committee. Since 1997, Dr. Zuckerman has been Chairman of the NYU Hospital for Joint Diseases Department of Orthopedic Surgery and the Walter A. L. Thompson Professor of Orthopedic Surgery at the New York University School of Medicine. He is responsible for one of the largest departments of orthopedic surgery in the country, providing orthopedic care at five different hospitals including Tisch Hospital, the Hospital for Joint Diseases, Bellevue Hospital Center, the Manhattan Veteran’s Administration Medical Center and Jamaica Hospital. He was also the Director of the Orthopedic Surgery Residency Program from 1990 to 2006, which trains more than 60 residents in a five year program.

Dr. Zuckerman was recently elected First Vice President of the Board of Directors of the American Academy of Orthopedic Surgeons. He has also held other leadership positions in national organizations and was President of the American Shoulder and Elbow Surgeons and Chair of the Council on Education for the American Academy of Orthopedic Surgeons. His clinical practice is focused on shoulder surgery and hip and knee replacement and he is the author or editor of ten textbooks, 60 chapters and more than 200 articles in the orthopedic and scientific literature.

Richard Berman
Director

Richard Berman joined the Board of Directors of the Company in November 2006, serves as Chairman of the Compensation Committee and Chairman of the Audit Committee and until March 2009, served as Chairman of the Nominating Committee. Mr. Berman’s career spans over 35 years of venture capital, management and merger & acquisitions experience. In the last five years, he has served as a professional director and/or officer of about a dozen public and private companies. He is currently CEO of Nexmed, a small public biotech company, Chairman of National Investment Managers, a public company in pension administration and investment management, Chairman of Candidate Resources, a private company delivering HR services over the Web, and Chairman of Fortress Technology Systems (homeland security). In addition to serving as a director of NeoStem Mr. Berman also serves as a director of six other public companies: Broadcaster, Inc., NexMed, Inc., National Investment Managers, Inc., Advaxis, Inc., Superfly Advertising Inc. and Easylink Services International, Inc.

Pursuant to the terms of the Securities Purchase Agreement in the June 2006 private placement, the Company agreed to permit the lead investor, DCI Master LDC, to designate one additional independent member to the Company’s Board of Directors reasonably acceptable to the Company. This right terminated in 2007. Mr. Berman was originally appointed to the Board of Directors in November 2006 to serve as such designee.

Steven S. Myers
Director

Steven S. Myers joined the Board of Directors of the Company in November 2006 and serves on the Compensation Committee, Audit Committee and Nominating Committee. In March 2009, Mr. Myers became Chairman of the Nominating Committee. Mr. Myers is the founder, and until his retirement in March 2007 was the Chairman and CEO, of SM&A (Nasdaq:WINS), the world’s leading provider of Competition Management Services. SM&A helps businesses win structured competitive procurements and design successful transitions from proposals to programs. Since 1982, SM&A has managed over 1,000 proposals worth more than $340 billion for its clients and has achieved an 85% win rate on awarded contracts. The company has also supported more than 140 programs with a better than 93% client-satisfaction rating. SM&A routinely supports clients such as Boeing, Lockheed Martin, Accenture, Raytheon, Northrop Grumman, Motorola, and other Fortune 500 companies.

Mr. Myers graduated from Stanford University with a B.S. in Mathematics and had a successful career in the aerospace and defense sector supporting DoD and NASA programs before founding SM&A. He has a strong technical background in systems engineering and program management. Mr. Myers is also founder, President and CEO of Dolphin Capital Holdings, Inc, which owns, operates and leases business jet aircraft and does private equity investing in innovative enterprises. A serial entrepreneur, Mr. Myers has spearheaded a number of business innovations in aerospace & defense and in business aviation. He is a highly accomplished aviator.

EXECUTIVE OFFICERS

Robin L. Smith, M.D.
Chief Executive Officer and Chairman of the Board

See Dr. Smith’s biographical information in the “Nominees for Election as Directors” section of this proxy statement, above.

Mark Weinreb
President and Director

Mr. Weinreb joined the Company on February 6, 2003 as a Director, Chief Executive Officer and President and since June 2, 2006, has served as a Director and President.  He continues to serve as President and will continue to serve as a Director through the Annual Meeting.   In 1976, Mr. Weinreb joined Bio Health Laboratories, Inc., a state-of-the-art medical diagnostic laboratory providing clinical testing services for physicians, hospitals, and other medical laboratories. He progressed to become the laboratory administrator in 1978 and then an owner and the laboratory’s Chief Operating Officer in 1982. Here he oversaw all technical and business facets, including finance, laboratory science technology and all the additional support departments. He left Bio Health Labs in 1989 when he sold the business to a biotechnology company listed on the New York Stock Exchange. In 1992, Mr. Weinreb founded Big City Bagels, Inc., a national chain of franchised upscale bagel bakeries and became Chairman and Chief Executive Officer of such entity. The company went public in 1995 and in 1999 he redirected the company and completed a merger with an Internet service provider. In 2000, Mr. Weinreb became the Chief Executive Officer of Jestertek, Inc., a 12-year old software development company pioneering gesture recognition and control using advanced inter-active proprietary video technology. In 2002, he left Jestertek after arranging additional financing. Mr. Weinreb received a Bachelor of Arts degree in 1975 from Northwestern University and a Master of Science degree in 1982 in Medical Biology, from C.W. Post, Long Island University.

Larry A. May
Chief Financial Officer

Mr. May, the former Treasurer of Amgen (one of the world’s largest biotechnology companies), initially joined the Company to assist with licensing activities in September 2003. He became an officer of the Company upon the Company’s acquisition of the business of NS California in January 2006. For the last 25 years, Mr. May has worked in the areas of life science and biotechnology. From 1983 to 1998, Mr. May worked for Amgen as Corporate Controller (1983 to 1988), Vice President/Corporate Controller/Chief Accounting Officer (1988 to 1997), and Vice President/Treasurer (1997 to 1998). At Amgen, Mr. May helped build Amgen’s accounting, finance and IT organizations. From 1998 to 2000, Mr. May served as the Senior Vice President, Finance & Chief Financial Officer of Biosource International, Inc., a provider of biologic research reagents and assays. From 2000 to May 2003, Mr. May served as the Chief Financial Officer of Saronyx, Inc., a company focused on developing productivity tools and secure communication systems for research scientists. From August 2003 to January 2005, Mr. May served as the Chief Financial Officer of NS California. In March 2005, Mr. May was appointed CEO of NS California and in May 2005 he was elected to the Board of Directors of NS California. He received a Bachelor of Science degree in Business Administration & Accounting in 1971 from the University of Missouri.

Catherine M. Vaczy
Vice President and General Counsel

Ms. Vaczy joined the Company in April 2005 as Vice President and General Counsel. Ms. Vaczy is responsible for overseeing the Company’s legal affairs. From 1997 through 2003, Ms. Vaczy held various senior positions at ImClone Systems Incorporated, a then publicly-traded company developing a portfolio of targeted biologic treatments to address the medical needs of patients with a variety of cancers, most recently as its Vice President, Legal and Associate General Counsel. While at ImClone, Ms. Vaczy served as a key advisor in the day-to-day operation of the company and helped forge a number of important strategic alliances, including a $1 billion co-development agreement for Erbitux®, the company’s targeted therapy approved for the treatment of metastatic colorectal and head and neck cancers. From 1988 through 1996, Ms. Vaczy served as a corporate attorney advising clients in the life science industry at the New York City law firm of Ross & Hardies. Ms. Vaczy is Secretary and serves on the Board of Directors of The Stem for Life Foundation. Ms. Vaczy received a Bachelor of Arts degree in 1983 from Boston College and a Juris Doctor from St. John’s University School of Law in 1988.

CHAIRMAN, SCIENTIFIC ADVISORY BOARD

Wayne Marasco, M.D., Ph.D.

Dr. Marasco, 55, is an Associate Professor in the Department of Cancer Immunology & AIDS at the Dana-Farber Cancer Institute and Associate Professor of Medicine at Harvard Medical School. A former founding Director and long time Senior Scientific Advisor to the Company, in November 2006 he relinquished his position as Director to focus his time with the Company on heading and expanding the Company’s new Scientific Advisory Board effective as of January 29, 2007. In addition, Dr. Marasco will assist in the Company’s initiatives of establishing partnerships with leading academic institutions focused on stem cell therapies and translational research and will help source intellectual property that will keep the Company in the forefront of the adult stem cell field.

Dr. Marasco will continue to advise the Company on identifying and engaging leading physicians and scientists who are increasingly revolutionizing adult stem cell treatments in the fields of cardiology, radiation exposure, diabetes, blood cancer and other cancers, wound and burn healing, skeletal repair, and autoimmune disorders such as lupus, multiple sclerosis and rheumatoid arthritis.

Dr. Marasco is a licensed physician-scientist with training in Internal Medicine and specialty training in infectious diseases. His clinical practice sub-specialty is in the treatment of immunocompromised (cancer, bone marrow and solid organ transplant) patients.

Dr. Marasco’s research laboratory is primarily focused on the areas of antibody engineering and gene therapy. New immuno- and genetic- therapies for HIV-1 infection / AIDS, HTLV-1, the etiologic agent in Adult T-cell Leukemia, and other emerging infectious diseases such as SARS and Avian Influenza are being studied. Dr. Marasco’s laboratory is recognized internationally for its pioneering development of intracellular antibodies (sFv) or “intrabodies” as a new class of molecules for research and gene therapy applications. He is the author of more than 70 peer reviewed research publications, numerous chapters, books and monographs and has been an invited speaker at many national and international conferences in the areas of antibody engineering, gene therapy and AIDS. Dr. Marasco is also the Scientific Director of the National Foundation for Cancer Research Center for Therapeutic Antibody Engineering (the “Center”). The Center is located at the Dana-Faber Cancer Institute and will work with investigators globally to develop new human monoclonal antibody drugs for the treatment of human cancers.

In 1995, Dr. Marasco founded IntraImmune Therapies, Inc., a gene therapy and antibody engineering company. He served as the Chairman of the Scientific Advisory Board until the company was acquired by Abgenix in 2000. He has also served as a scientific advisor to several biotechnology companies working in the field of antibody engineering, gene discovery and gene therapy. He is an inventor on numerous issued and pending patent applications.

CORPORATE GOVERNANCE

Director Independence

Our current Board members consist of Dr. Smith, Dr. Zuckerman, Mr. Berman, Mr. Myers and Mr. Weinreb. The Board has determined that Messrs. Myers and Berman and Dr. Zuckerman are independent applying the definition of independence under the listing standards of the NYSE Amex and SEC regulations.  Dr. Smith and Mr. Weinreb are not independent.

Term of Directors

Directors hold office until the next annual meeting and until their successors are elected and have qualified.

Committees

In November 2006, our Board established separate Audit and Compensation Committees and in May 2007 a separate Nominating and Governance Committee (“Nominating Committee”) was established.  Mr. Berman was appointed as chairman of each such committee with Mr. Myers and Dr. Zuckerman serving as additional members.  In March 2009, Mr. Myers was appointed as chairman of the Nominating Committee with Mr. Berman and Dr. Zuckerman serving as additional members.

Audit Committee

Our Audit Committee consists of three directors, Mr. Berman (chairman), Mr. Myers and Dr. Zuckerman. Each such member of the committee is independent applying the definition of independence under the listing standards of the NYSE Amex and SEC regulation. The Audit Committee met four times during the year ended December 31, 2008. In addition, the Audit Committee took action by written consent. The Board has determined that Mr. Berman qualifies as an "audit committee financial expert" as defined by Item 407(d)(5)(ii) of Regulation S-B, and Mr. Berman is independent applying the definition of independence under the listing standards of the NYSE Amex and SEC regulations. For information on Mr. Berman's experience, please see "Nominees for Election as Directors - Richard Berman."

Pursuant to the terms of the Audit Committee charter, our Audit Committee is required to consist of at least three "independent" directors of the Company and shall serve at the pleasure of the Board. An "independent" director is defined as an individual who (a) is not an officer or salaried employee or an affiliate of the Company, (b) does not have any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment as an Audit Committee member, (c) meets the independence requirements of the SEC and the NYSE Amex or such other securities exchange or market on which the Company's securities are traded and (d) except as permitted by the SEC and the NYSE Amex or such other securities exchange or market on which the Company's securities are traded, does not accept any consulting, advisory or other compensatory fee from the Company.

Our Audit Committee has a charter that requires the committee to oversee our accounting and financial reporting process, the Company's system of internal controls regarding finance, accounting, legal compliance and ethics, and the audits of the Company's financial statements. The primary duties of the Audit Committee consist of, among other things:

•	Serve as an independent and objective party to monitor the Company's financial reporting process, internal control system and disclosure control system.

•	Review and appraise the audit efforts of the Company's independent accountants.

•
Assume direct responsibility for the appointment, compensation, retention and oversight of the work of the outside auditors and for the resolution of disputes between the outside auditors and the Company's management regarding financial reporting issues.

•	Provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

Statement of Audit Committee

The Audit Committee of the Board offers this statement regarding the Company's audited financial statements contained in its annual report on Form 10-K for the year ended December 31, 2008 and regarding certain matters with respect to Holtz Rubenstein Reminick LLP, the Company's independent auditors. This statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing with the Securities and Exchange Commission by the Company, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the Securities and Exchange Commission.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2008 with management. We have discussed with the Company's independent auditors the matters required to be discussed by the statement on Auditing Standards 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. We have received the written disclosures and the letter from the Company's independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and have discussed with the independent accountant the independent accountant's independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors

Richard Berman, Chairman
Steven S. Myers
Joseph Zuckerman

Compensation Committee

Our Compensation Committee consists of three directors, Mr. Berman (chairman), Mr. Myers and Dr. Zuckerman. Each such member of the Compensation Committee is independent applying the definition of independence under the listing standards of the NYSE Amex and SEC regulations. The Compensation Committee met two times during the year ended December 31, 2008. In addition, the Compensation Committee took action by written consent.

Each member of our Compensation Committee must (i) be an independent director of the Company satisfying the independence requirements of the NYSE Amex and other applicable regulatory requirements; (ii) qualify as an "outside director" under Section 162(m) of the Internal Revenue Code, as amended; and (iii) meet the requirements of a "non-employee director" for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

The Compensation Committee oversees the determination of all matters relating to employee compensation and benefits and specifically reviews and approves salaries, bonuses and equity-based compensation for our executive officers.

We have adopted a Compensation Committee charter which outlines the Compensation Committee's primary duties which are to:

•
evaluate the performance of the Chief Executive Officer in light of the Company's goals and objectives and determine the Chief Executive Officer's compensation based on this evaluation and such other factors as the Committee shall deem appropriate;

•	approve all salary, bonus, and long-term incentive awards for executive officers;

•	approve the aggregate amounts and methodology for determination of all salary, bonus, and long-term incentive awards for all employees other than executive officers;

•	review and recommend equity-based compensation plans to the full Board and approve all grants and awards thereunder;

•
review and approve changes to the Company's equity-based compensation plans other than those changes that require stockholder approval under the plans, the requirements of The NYSE Amex or any exchange on which the Company's securities may be listed and/or any applicable law;

•
review and recommend to the full Board changes to the Company's equity-based compensation plans that require stockholder approval under the plans, the requirements of The NYSE Amex or any exchange on which the Company's securities may be listed and/or any applicable law;

•	review and approve changes in the Company's retirement, health, welfare and other benefit programs that result in a material change in costs or the benefit levels provided;

•	administer the Company's equity-based compensation plans; and

•	approve, as required by applicable law, the annual Committee report on executive compensation (if required) for inclusion in the Company's proxy statement.

The Compensation Committee may form and delegate its authority to subcommittees as appropriate. Additionally, the Chief Executive Officer may make recommendations to the Compensation Committee relating to executive and director compensation.

Director Nomination Process

Nominating Committee

Our Nominating Committee consists of three directors.  From May 2007 through March 2009, Mr. Berman was the chairman of the Nominating Committee with Mr. Myers and Dr. Zuckerman serving as additional members.  In March 2009, Mr. Myers was appointed as chairman of the Nominating Committee with Mr. Berman and Dr. Zuckerman serving as additional members. The Nominating Committee is empowered by the Board of Directors to recommend to the Board of Directors qualified individuals to serve on the Company’s Board of Directors and to identify the manner in which the Nominating Committee evaluates nominees recommended for the Board. All members of the Nominating Committee of the Board of Directors have been determined to be “independent directors” pursuant to the definition contained in the rules of the NYSE Amex and SEC regulations.  The Board of Directors has adopted a Nominating Committee charter to govern its Nominating Committee.

Qualifications for Board Membership

The charter and guidelines developed by the Nominating Committee describe the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess.  Each nominee, among other factors listed in the Committee’s guidelines:

•	should possess the highest personal and professional standards of integrity and ethical values;

•	must be committed to promoting and enhancing the long term value of the Company for its stockholders;

•	should not have any conflicts of interest;

•
must have demonstrated achievement in one of more fields of business, professional, governmental, community, scientific or educational endeavor, and possess mature and objective business judgment and expertise;

•	must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to the Company;

•	must have adequate time to devote to the Board and its committees; and

•	is expected to have sound judgment, derived from management or policy-making experience that demonstrates an ability to function effectively in an oversight role.

Process for Identifying and Evaluating Nominees

The Board believes the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Board will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, if a vacancy on the Board occurs between annual stockholder meetings or if our Board believes it is in the Company's best interests to expand its size, the Board may seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Nominees for director must be discussed by the full Board and approved for nomination by the affirmative vote of a majority of our Board, including the affirmative vote of a majority of the independent directors. Two of our directors, Dr. Smith and Mr. Berman, were originally nominated in 2006 pursuant to certain contractual rights (see “Election of Directors - Nominees for Election as Directors).

The Nominating Committee assists the Board by identifying qualified candidates for director and recommends to the Board the director nominees for the annual meeting of stockholders.  The Board will conduct a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual's willingness to serve and other background information. This information is evaluated against the criteria set forth above and the Company's specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet the Company's needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Board will determine which nominee(s) to include in the slate of candidates that the Board recommends for election at each annual meeting of the Company's stockholders.

Procedures for Considering Nominations Made by Shareholders

The Nominating Committee’s charter and guidelines developed by the Nominating Committee describe procedures for nominations to be submitted by shareholders and other third-parties, other than candidates who have previously served on the Board of Directors or who are recommended by the Board of Directors.  The guidelines state that a nomination must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the 120th day prior to the date of the proxy statement for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days after the anniversary date of the annual meeting, notice to be timely must be so delivered a reasonable time in advance of the mailing of the Company’s proxy statement for the annual meeting for the current year.  The guidelines require a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director, among other things: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director it elected) and (b) information that will enable the Nominating Committee to determine whether the candidate or candidates satisfy the criteria established pursuant to the charter and the guidelines for director candidates.

There will be no differences in the manner in which the Board evaluates nominees recommended by stockholders and nominees recommended by the Board or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board. In connection with the Annual Meeting, the Board did not receive any nominations from any stockholder or group of stockholders which owned more than 5% of the Common Stock for at least one year.

Board and Committee Meeting Attendance

During the year ended December 31, 2008, the Board of Directors held seven meetings, the Audit Committee held four meetings and the Compensation Committee held two meetings.  In addition, the Board of Directors, the Audit Committee and the Compensation Committee each took action by written consent. The Nominating Committee, formed in May 2007, held no meetings during the year ended December 31, 2008. Each director attended (or participated by telephone in) at least 75% of the total number of meetings of the Board and committees on which he or she served.

Director Attendance at Annual Meetings

Board members are encouraged, but not required by any specific Board policy, to attend the Company's Annual Meeting. All five then current and all incumbent Board members attended the Company's Annual Meeting held in 2007.

Shareholder Communications

The Board has established a procedure that enables stockholders to communicate in writing with members of the Board. Any such communication should be addressed to the Company's Secretary and should be sent to such individual c/o the Company. Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board. Under the procedures established by the Board, upon the Secretary's receipt of such a communication, the Company's Secretary will send a copy of such communication to each member of the Board, identifying it as a communication received from a stockholder. Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE
COMPANY VOTE "FOR" ITS SLATE OF DIRECTORS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as to the number of shares of Common Stock beneficially owned, as of March 10, 2009 by (i) each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each current executive officer and director and (iii) all current executive officers and directors of the Company as a group. All shares are owned both beneficially and of record unless otherwise indicated. Unless otherwise indicated, the address of each beneficial owner is c/o NeoStem, Inc., 420 Lexington Avenue, Suite 450, New York, New York 10170.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person possesses sole or shared voting or investment power. Except as otherwise indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. In calculating the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are exercisable as of March 10, 2009 or will become exercisable within 60 days thereafter (collectively, “currently exercisable” options or warrants), are deemed outstanding, while such shares are not deemed outstanding for purposes of calculating percentage ownership of any other person. As of March 10, 2009, there were 7,749,358 shares of Common Stock outstanding.

Number and Percentage of Shares of Common Stock Owned*

Name and Address of Beneficial Holder	Number of Shares Beneficially Owned		Percentage of Common Stock Beneficially Owned
Dr. Robin L. Smith Chief Executive Officer and Chairman of the Board	612,572	(1)	7.50%
Mark Weinreb President and Director	272,423	(2)	3.43%
Catherine M. Vaczy Vice President and General Counsel	275,279	(3)	3.50%
Larry A. May Vice President and Chief Financial Officer	98,169	(4)	1.26%
Dr. Joseph Zuckerman Director	100,844	(5)	1.29%
Richard Berman Director	185,092	(6)	2.37%
Steven S. Myers Director	155,083	(7)	1.99%
RimAsia Capital Management, L.P. RimAsia Capital Management GP, L.P. RimAsia Capital Management GP, Ltd. Eric H.C. Wei 1808 Hutchison House 10 Harcourt Road Admiralty Hong Kong	1,577,500	(8)	19.90%

Southpoint Capital Advisors, LP Southpoint GP, LP Southpoint Capital Advisors, LLC Southpoint GP, LLC Robert W. Butts John S. Clark II 623 Fifth Avenue, Suite 2601 New York, NY 10022	775,000	(9)	9.60%

Fullbright Finance Limited Suzhou Erye Economy and Trading Co. Ltd. Shi Mingsheng Zhang Jian Ding Weihua Suite 1307, Tongmei Center 43 East Queen’s Road Wanchai Hong Kong	400,000	(10)	5.16%

Margula Company LLC Alan Hamel 23679 Calabasas Road Suite 663 Calabasas, CA 91302	437,503	(11)	5.39%

All Directors and Officers as a group (seven persons)	1,699,462	(12)	21.34%

*	All numbers in this table and footnotes thereto have been adjusted (as appropriate) to reflect the one-for-ten reverse stock split effective August 9, 2007.

(1)	Includes currently exercisable options to purchase 369,000 shares of Common Stock and currently exercisable warrants to purchase an aggregate of 45,825 shares of Common Stock.

(2)	Includes currently exercisable options to purchase 205,500 shares of Common Stock.

(3)	Includes currently exercisable options to purchase 104,000 shares of Common Stock and currently exercisable warrants to purchase 11,584 shares of Common Stock.

(4)	Includes currently exercisable options to purchase 56,500 shares of Common Stock and also includes 51 shares of Common Stock owned directly by Mr. May’s wife.

(5)	Includes currently exercisable options to purchase 57,500 shares of Common Stock and currently exercisable warrants to purchase 2,084 shares of Common Stock.

(6)	Includes currently exercisable options to purchase 36,000 shares of Common Stock and currently exercisable warrants to purchase 11,364 shares of Common Stock.

(7)	Includes currently exercisable options to purchase 36,000 shares of Common Stock and currently exercisable warrants to purchase 22,728 shares of Common Stock.

(8)
This information was obtained from a Schedule 13G, a Schedule 13D, Amendment No. 1 to Schedule 13D/A and Amendment No. 2 to Schedule 13D/A (collectively, the "Statements") filed with the Securities and Exchange Commission on September 12, 2008, December 5, 2008, March 6, 2009 and March 27, 2009, respectively, by the reporting persons pursuant to joint filing agreements attached as exhibits thereto, other information provided by the reporting persons and the Company’s records.  The reporting persons include RimAsia Capital Partners, L.P., a Cayman Islands exempted limited partnership (“RimAsia LP”), RimAsia Capital Partners GP, L.P., a Cayman Islands exempted limited partnership (“RimAsia GP”), RimAsia Capital Partners GP, Ltd., a Cayman Islands exempted company (“RimAsia Ltd.”), and Eric H.C. Wei (“Wei”).  RimAsia GP is the general partner of RimAsia LP. RimAsia Ltd. is the general partner of RimAsia GP.  Wei is the sole director of RimAsia Ltd.  The Schedule 13G relates to 1,000,000 shares of Common Stock purchased by RimAsia LP in September 2008, and the Schedule 13D and Schedule 13D/As relate to 400,000 shares of the Company that were pledged by Suzhou Erye Economy and Trading Co. Ltd. (“EET”) to RimAsia LP as collateral for a loan and 1,000,000 shares of Common Stock issuable upon exercise of outstanding warrants issued to RimAsia in September 2008 (the "RimAsia Warrants").  Pursuant to the Statements and the Company’s records, beneficial ownership of the relevant Common Stock is as follows:  RimAsia LP, RimAsia GP, RimAsia Ltd. and Wei may be deemed the beneficial owners of 2,400,000 shares of Common Stock, 1,000,000 shares of which are issuable upon exercise of outstanding warrants. RimAsia LP, RimAsia GP, RimAsia Ltd. and Wei have the sole power to vote and dispose of 2,000,000 shares of Common Stock beneficially owned.  RimAsia LP, RimAsia GP, RimAsia Ltd. and Wei have no power to vote and have shared power to dispose of the 400,000 shares of Common Stock and the 400,000 shares of Common Stock issuable upon exercise of warrants first exercisable commencing May 26, 2009 pledged to RimAsia LP as collateral for a loan to EET (see footnote 10, below).  Notwithstanding the foregoing, on December 18, 2008, the Company and RimAsia entered into a letter agreement (the “Amendment”) pursuant to which, among other things, the warrants issued to RimAsia in September 2008 were amended to restrict their exercisability in the event that such exercise would increase RimAsia’s beneficial ownership of NeoStem’s Common Stock to above 19.9%. The restriction on exercisability also applies to warrants issued in the April 2009 private placement (see below) and as further discussed below.  The warrants are not exercisable to the extent that the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock beneficially owned by RimAsia at such time, the number of shares of Common Stock which would result in RimAsia beneficially owning in excess of 19.9% of NeoStem’s Common Stock.  Such restrictions on exercisability shall not apply upon a merger, consolidation or sale of all or substantially all of the assets of NeoStem if the shareholders of NeoStem prior to such transaction do not own more than 50% of the entity succeeding to the business of NeoStem after such transaction, and such restriction does not apply following any exercise of any mandatory conversion or redemption rights by NeoStem. Such restriction on exercise shall remain in place until such time as approval of NeoStem’s shareholders shall be obtained.  See “Certain Relationships and Related Transactions” for information on the Company’s proposed Merger and the NeoStem Class B Warrants and NeoStem Class C Convertible Preferred Stock to be issued to RimAsia in connection with the Company’s proposed Merger, which are also the subject of the Amendment and the restriction on exercisability and conversion, respectively.  See also footnote (10), below, for a description of securities issued of which RimAsia may be deemed the beneficial owner, which would also be included, as appropriate, in any calculation under the Amendment.  Thus, as of March 10, 2009, RimAsia LP (together with its affiliates) may be deemed to beneficially own approximately 1,577,500 shares of Common Stock, which represents approximately 19.9% of the outstanding shares of the issued and outstanding shares of Common Stock as of such date.  See "Certain Relationships and Related Transactions" and Footnote No. 10 below.  On April 9, 2009, as part of the April 2009 private placement (discussed in “Certain Relationships and Related Transactions”), RimAsia acquired 400,000 units consisting of 400,000 shares of Series D Convertible Redeemable Preferred Stock and warrants to purchase 4,000,000 shares of Common Stock.  Subject to stockholder approval and the rules of the NYSE Amex, the warrants will become exercisable for a period of five years and each share of Series D Convertible Redeemable Preferred Stock will automatically convert into ten shares of Common Stock.  See “Certain Relationships and Related Transactions” for a description of the April 2009 private placement.

(9)
This information was obtained from a Schedule 13G filed with the Securities and Exchange Commission on August 21, 2007 by the reporting persons pursuant to a joint filing agreement attached as an exhibit thereto and Company records.  In the Schedule 13G, the reporting persons stated that the Schedule 13G was being filed on behalf of:  Southpoint Capital Advisors LLC, a Delaware limited liability company (“Southpoint CA LLC”), Southpoint GP, LLC, a Delaware limited liability company (“Southpoint GP LLC”), Southpoint Capital Advisors LP, a Delaware limited partnership (“Southpoint Advisors”), Southpoint GP, LP, a Delaware limited partnership (“Southpoint GP”), Robert W. Butts and John S. Clark II.  Southpoint CA LLC is the general partner of Southpoint Advisors. Southpoint GP LLC is the general partner of Southpoint GP. Southpoint GP is the general partner of Southpoint Fund LP, a Delaware limited partnership (the “Fund”), Southpoint Qualified Fund LP, a Delaware limited partnership (the “Qualified Fund”), and Southpoint Master Fund, LP, a Cayman Islands exempted limited partnership (the “Master Fund”). Southpoint Offshore Fund, Ltd., a Cayman Island exempted company (the “Offshore Fund”), is also a general partner of the Master Fund. The reporting persons further stated that the Schedule 13G related to shares of Common Stock purchased by the Fund, the Qualified Fund and the Master Fund.  The reporting persons further stated that their beneficial ownership was as follows:  Southpoint CA LLC, Southpoint GP LLC, Southpoint GP, Southpoint Advisors, Robert W. Butts and John S. Clark II may be deemed the beneficial owners of 775,000 shares of Common Stock, 450,000 of which are shares of Common Stock and 325,000 are shares of Common Stock issuable upon exercise of warrants.  Southpoint CA LLC, Southpoint GP LLC, Southpoint GP, Southpoint Advisors, Robert W. Butts and John S. Clark II have the sole power to vote and dispose of the 775,000 shares of Common Stock beneficially owned.

(10)
Fullbright Finance Limited ("Fullbright") is a corporation organized under the laws of the British Virgin Islands, Suzhou Erye Economy and Trading Co. Ltd. ("EET") is a limited liability company organized under the laws of the PRC, and Shi Mingsheng, Chief Operating Officer of China Biopharmaceuticals Holdings, Inc. (“CBH”), Zhang Jian, Chairman and Chief Executive Officer of CBH, and Ding Weihua, a director of CBH, are principal shareholders of each of Fullbright and EET.  Fullbright, EET, Shi Mingsheng, Zhang Jian and Ding Weihua may be deemed the beneficial owners of 400,000 shares of Common Stock and have shared power to vote and dispose of the 400,000 shares of Common Stock beneficially owned.  Beneficial ownership includes 400,000 shares of Common Stock pledged to RimAsia LP as collateral for a loan to EET, and does not yet include 400,000 shares of Common Stock issuable upon exercise of warrants, exercisable commencing May 26, 2009, which were also pledged as collateral for such loan.  This information was obtained from the reporting person and the Company's records.

(11)	Includes currently exercisable warrants to purchase 437,503 shares of Common Stock.

(12)	Includes currently exercisable options and warrants to purchase an aggregate of 958,088 shares of Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 20, 2006, Mr. Robert Aholt, Jr. tendered his resignation as Chief Operating Officer of the Company. In connection therewith, on March 31, 2006, the Company and Mr. Aholt entered into a Settlement Agreement and General Release. Pursuant to the settlement agreement, the Company agreed to pay to Mr. Aholt the aggregate sum of $250,000 (less applicable Federal and California state and local withholdings and payroll deductions), payable over a period of two years in biweekly installments of $4,808 commencing on April 7, 2006, except that the first payment was in the amount of $9,615. In July 2006, this agreement was amended to provide for semi-monthly payments of $10,417 for the remaining 21 months. In the event the Company breaches its payment obligations under the Settlement Agreement and such breach remains uncured, the full balance owed shall become due. The Company and Mr. Aholt each provided certain general releases. Mr. Aholt also agrees to continue to be bound by his obligations not to compete with the Company and to maintain the confidentiality of Company proprietary information. The payments under this agreement were completed in March 2008.

In May 2006, the Company entered into an advisory agreement with Duncan Capital Group LLC (“Duncan”), who together with DCI Master LDC and their affiliates, are the former beneficial owners of more than 5% of the NeoStem Common Stock. Pursuant to the advisory agreement, Duncan provided to the Company on a non-exclusive best efforts basis, services as a financial consultant in connection with any equity or debt financing, merger, acquisition as well as with other financial matters. In return for these services, the Company was paying to Duncan a monthly retainer fee of $7,500 (50% of which could be paid by the Company in shares of Common Stock valued at fair market value) and reimbursing it for its reasonable out-of-pocket expenses up to $12,000. Pursuant to the advisory agreement, Duncan also agreed that it or an affiliate would act as lead investor in a proposed private placement of securities, for a fee of $200,000 in cash and 24,000 shares of restricted Common Stock. On June 2, 2006 (the “June 2006 private placement”), the Company entered into a securities purchase agreement with 17 accredited investors (the “June 2006 investors”). DCI Master LDC, an affiliate of Duncan, acted as lead investor. Duncan received its fee as described above. The Company issued to each June 2006 investor shares of Common Stock at a per-share price of $4.40 along with a five-year warrant to purchase a number of shares of Common Stock equal to 50% of the number of shares of Common Stock purchased by the June 2006 investor (together with the Common Stock issued, the “June 2006 securities”). The gross proceeds from this sale were $2,079,000. In February 2007, the term of this agreement was extended through December 2007. Additionally, it was amended to provide that the monthly retainer fee be entirely paid by issuing to Duncan an aggregate of 15,000 shares of Common Stock vesting monthly over the remaining term of the agreement. The vesting of these shares was accelerated in July 2007 such that they were fully vested and the advisory agreement was canceled in August 2007.

Pursuant to the securities purchase agreement for the June 2006 private placement, the Company expanded the size of its Board to four directors, and appointed Dr. Robin L. Smith as Chairman of the Board and Chief Executive Officer of the Company. Dr. Smith, who was previously Chairman of the Advisory Board of the Company, purchased 5,000 shares of  Common Stock and warrants to purchase 2,400 shares of Common Stock pursuant to the terms of the securities purchase agreement. The Company also agreed to expand the size of the Board upon the initial closing under the securities purchase agreement to permit DCI Master LDC to designate one additional independent member to the Company’s Board of Directors reasonably acceptable to the Company. Richard Berman was originally appointed to the Company’s Board of Directors in November 2006 to serve as such designee. The securities purchase agreement also prohibits the Company from taking certain action without the approval of a majority of the Board of Directors for so long as the purchasers in the June 2006 private placement own at least 20% of the Common Stock, including making loans, guarantying indebtedness, incurring indebtedness that is not already included in a Board approved budget on the date of the securities purchase agreement that exceeds $100,000, encumbering the Company’s technology and intellectual property or entering into new or amending employment agreements with executive officers. DCI Master LDC was also granted access to Company facilities and personnel and given other information rights. Pursuant to the securities purchase agreement, all then current and future officers and directors of the Company were to not, without the prior written consent of DCI Master LDC, dispose of any shares of capital stock of the Company, or any securities convertible into, or exchangeable for or containing rights to purchase, shares of capital stock of the Company until three months after the effective date of the registration statement filed with the SEC to register the securities issued in the June 2006 private placement. Such registration statement was declared effective on November 6, 2006.

Effective as of July 1, 2006, the Company entered into an agreement for the use of space at 420 Lexington Avenue, New York, New York.  This space was subleased from an affiliate of Duncan Capital Group LLC (a former financial advisor to and an investor in the Company) and DCI Master LDC (the lead investor in the Company’s June 2006 private placement).  Pursuant to the terms of the Agreement, the Company was obligated to pay $7,500 monthly for the space, including the use of various office services and utilities. The agreement is on a month to month basis, subject to a thirty day prior written notice requirement to terminate. The space serves as the Company’s principal executive offices. On October 27, 2006, the Company amended this agreement to increase the utilized space for an additional payment of $2,000 per month.  In May 2007, the Board of Directors approved an amendment to this agreement whereby, in exchange for a further increase in utilized space, the Company would pay on a monthly basis (i) $10,000 in cash and (ii) shares of the Company’s restricted Common Stock with a value of $5,000 based on the fair market value of the Common Stock on the date of issuance.  Commencing in August 2007, the parties agreed this monthly fee of $15,000 would be paid in cash on a month to month basis. In February 2008, the Company was advised that a portion of this sublet space was no longer available.  The Company agreed to utilize the smaller space for a monthly fee of $9,000 beginning in March 2008, as it was expected that many of our employees would be spending a majority of their time in Long Island, New York, helping to launch the ProHealthcare collection center.  On September 24, 2008, the Company entered into a license agreement with a provider of executive office space (the “Licensor”) to use office space at 420 Lexington Avenue, Suite 300, New York, NY  10170 (the “New Office Lease”).   Upon entering into the New Office Lease for office space at Suite 300, the Company further reduced the amount of office space it was utilizing at Suite 450 in the same building with a corresponding reduction in the monthly fee to $3,500 which was paid through December 31, 2008.

NeoStem believed the combined office space at Suite 300 and Suite 450 at 420 Lexington Avenue, New York, NY, would be sufficient for its near term needs; however, sufficient space was again becoming available at Suite 450 and therefore 60 days’ prior written notice was given to Licensor in December 2008 that the Company would be terminating the lease at Suite 300 effective February 1, 2009.  It is anticipated that the Company will enter into an agreement for the lease of executive office space at Suite 450, 420 Lexington Avenue, New York, NY  10170 with a lease term through June 2013.  Rental and utility payments are anticipated to be in the aggregate approximate monthly amount of $20,100.  To help defray the cost of the lease, the Company will license to third parties the right to occupy certain of the offices in Suite 450 and use certain business services.  Such license payments are expected to total approximately $13,860 per month.  The chief executive officer of one such licensee is in an exclusive relationship with the Company’s Chief Executive Officer.  The lease is expected to be entered into pursuant to an assignment and assumption of the original lease from the original lessor thereof, DCI Master LDC (the lead investor in the Company’s June 2006 private placement) and affiliates of DCI Master LDC and Duncan Capital Group LLC (a former financial advisor to and an investor in the Company), for which original lease a principal of such entities acted as guarantor (the “Guarantor”).  The Company will be credited with an amount remaining as a security deposit with the landlord from such original lessor (the “Security Deposit Credit”), be required to deposit an additional amount with the landlord to replenish the original amount of security for the lease, and pay an amount equal to the Security Deposit Credit to the Guarantor of the original lease, such security deposit and payment of the Security Deposit Credit to the Guarantor to be in the approximate aggregate amount of $157,100.  The Company believes this space should be sufficient for its needs for the foreseeable future, although there can be no assurance that the new lease will be entered into and the Company may then need to secure new executive office space.

In February 2007, Duncan also received 30,000 shares of Common Stock for advisory services.

Pursuant to the securities purchase agreement in the June 2006 private placement, on June 2, 2006, Dr. Robin L. Smith was appointed Chief Executive Officer and Chairman of the Board of the Company. See “Executive Compensation” and “Employment Agreements, Post-Employment Payments and Equity Grants-Employment Agreements.” In September 2005, Dr. Smith had entered into an advisory agreement with the Company pursuant to which Dr. Smith agreed to become Chairman of the Company’s advisory board. Under the terms of the advisory agreement, Dr. Smith was required to provide various business and scientific advice to the Company for a period of one year in consideration for which she received 5,000 shares of Common Stock and warrants to purchase 2,400 shares of Common Stock. The warrants are exercisable at $8.00 per share, the closing price of the Common Stock on the date of grant, and were scheduled to vest as to 200 shares per month during the term of the agreement. Dr. Smith received registration rights for such shares of Common Stock and Common Stock underlying warrants. In January 2006, the Company and Dr. Smith entered into a supplement to the advisory agreement to set forth certain supplemental understandings with respect to a potential financing transaction. Under the supplement to the advisory agreement, Dr. Smith agreed that through April 30, 2006 (as such date was later extended) Dr. Smith would provide additional business and financial advisory services beyond those set forth in the original agreement. In return, Dr. Smith would receive upon the closing of a financing (i) 2,000 shares of Common Stock and a cash payment in the amount of $25,000 if the gross proceeds of the financing are at least $500,000; (ii) 4,000 shares of Common Stock and a cash payment in the amount of $50,000 if the gross proceeds of the financing are at least $1,000,000; (iii) 8,000 shares of Common Stock and a cash payment in the amount of $100,000 if the gross proceeds of the financing are at least $2,000,000; (iv) 10,000 shares of Common Stock and a cash payment in the amount of $150,000 if the gross proceeds of the financing are at least $3,000,000; (v) 12,000 shares of Common Stock and a cash payment of $175,000 if the gross proceeds of the financing are at least $3,500,000; and (vi) 16,000 shares of Common Stock and a cash payment in the amount of $200,000 if the gross proceeds of the financing are at least $4,000,000. Dr. Smith was also entitled to receive a cash payment of $3,000 for each of January, February and March 2006. The advisory agreement was terminated in connection with Dr. Smith’s employment as Chief Executive Officer and Chairman of the Board in June 2006.

In the June 2006 private placement, Dr. Smith also purchased for aggregate consideration of $22,000, units consisting of 5,000 shares of Common Stock and five-year warrants to purchase 2,500 shares of Common Stock at a per share purchase price of $8.00. In December 2005, Dr. Smith purchased from the Company in the Westpark private placement, units consisting of a 9% convertible promissory note in the principal amount of $12,500 and three year Warrants to purchase 2,083 shares of Common Stock at a per share purchase price of $12.00. WestPark Capital, Inc. (“WestPark”), the placement agent for this private placement, was issued as compensation for this private placement (i) 5,000 shares of Common Stock (2,500 shares on December 30, 2005 and 2,500 shares in January 2006); and (ii) Warrants to purchase an aggregate of 8,334 shares of Common Stock (4,167 on December 30, 2005 and 4,167 in January 2006). WestPark assigned its rights to 1,458 of these warrants to Starobin Partners, Inc., an entity in which Dr. Smith has a 7% interest. Dr. Smith waived her rights to any interest in these warrants.

On August 11, 2006, Dr. Smith accepted the offer from the Company which the Company extended to all holders of promissory notes acquired in the Westpark private placement, pursuant to which (i) the $12,500 promissory note was converted into 2,841 shares of Common Stock, (ii) the Company issued to her 568 shares of Common Stock, (iii) the exercise price of the warrants was reduced from $12.00 to $8.00 and (iv) a new warrant was issued to purchase 2,083 shares of Common Stock at $8.00.

On August 29, 2006, Ms. Vaczy and Dr. Zuckerman each purchased from the then holder a $12,500 promissory note after which Ms. Vaczy and Dr. Zuckerman accepted the offer from the Company which the Company extended to all holders of promissory notes acquired in the Westpark private placement, pursuant to which (i) each of the $12,500 promissory notes was converted into 2,841 shares of Common Stock, (ii) the Company issued to each of Ms. Vaczy and Dr. Zuckerman 568 shares of Common Stock, and (iii) a new warrant was issued to each to purchase 2,083 shares of Common Stock at $8.00.

During July and August 2006, the Company raised an aggregate of $1,750,000 through the private placement to 34 accredited investors of 397,727 shares of Common Stock at $4.40 per share and warrants to purchase 198,864 shares of Common Stock at $8.00 per share (the “Summer 2006 private placement”). The terms of the Summer 2006 private placement were substantially similar to the terms of the June 2006 private placement. Prior to his appointment as a director and as part of the Summer 2006 private placement, on August 30, 2006 Mr. Berman entered into a Subscription Agreement with the Company for the purchase of units consisting of 22,727 shares of Common Stock at a purchase price of $4.40 per share and warrants to purchase up to 11,364 shares of Common Stock at a price per share of $8.00. Such warrants are exercisable immediately and will expire on August 29, 2011.

Prior to his appointment as a director and as part of the June 2006 private placement, Mr. Myers entered into a Subscription Agreement with the Company on June 2, 2006 for the purchase of units consisting of 45,455 shares of Common Stock at a purchase price of $4.40 per share and warrants to purchase up to 22,727 shares of Common Stock at a price per share of $8.00. Such warrants are exercisable immediately and will expire on June 1, 2011.

In January 2007, the Company had entered into a strategic alliance with UTEK, a specialty finance company focused on technology transfer, as part of its plan to move forward to expand its proprietary position in the adult stem cell collection and storage arena as well as the burgeoning field of regenerative medicine.  The purpose of the agreement was to identify potential technology acquisition opportunities that fit the Company’s strategic vision.  Through its strategic alliance agreements with companies in exchange for their equity securities, UTEK assists such companies in enhancing their new product pipeline by facilitating the identification and acquisition of innovative technologies from universities and research laboratories worldwide. UTEK is a business development company with operations in the United States, United Kingdom and Israel. In January 2007, the Company issued 12,000 shares of Common Stock to UTEK, vesting as to 1,000 shares per month commencing January 2007.  UTEK is a former beneficial owner of more than 5% of NeoStem’s Common Stock.

On November 13, 2007, the Company entered into an acquisition agreement with UTEK Corporation ("UTEK") and Stem Cell Technologies, Inc., a wholly-owned subsidiary of UTEK ("SCTI"), pursuant to which the Company acquired all the issued and outstanding common stock of SCTI in a stock-for-stock exchange. Pursuant to a license agreement (the "License Agreement") between SCTI and the University of Louisville Research Foundation ("ULRF"), SCTI owns an exclusive, worldwide license to a technology developed by researchers at the University of Louisville to identify and isolate rare stem cells from adult human bone marrow, called VSELs (very small embryonic like) stem cells. Concurrent with the SCTI acquisition, the Company entered into a sponsored research agreement (the "Sponsored Research Agreement" or "SRA") with ULRF under which the Company will support further research in the laboratory of Mariusz Ratajczak, M.D., Ph.D., a co-inventor of the VSEL technology and head of the Stem Cell Biology Program at the James Graham Brown Cancer Center at the University of Louisville. Certain early obligations of the Company under the License Agreement and the SRA were paid for by funds supplied by UTEK to SCTI prior to the acquisition.  In consideration for the acquisition, the Company issued to UTEK 400,000 unregistered shares of its Common Stock for all the issued and outstanding common stock of SCTI.

Under the License Agreement, SCTI agreed to engage in a diligent program to develop the VSEL technology. Certain license fees, milestone payments and royalties, and specified payments in the event of sublicensing, are to be paid to ULRF from SCTI, and SCTI is responsible for all payments for patent filings and related applications.  The License Agreement has an initial term ending the later of (i) 20 years and (ii) the last to expire patent claim.  The License Agreement also contains certain provisions relating to "stacking," permitting SCTI to pay royalties to ULRF at a reduced rate in the event it is required to also pay royalties to third parties exceeding a specified threshold for other technology in furtherance of the exercise of its patent rights or the manufacture of products using the VSEL technology.   Portions of the license may be converted to a non-exclusive license if SCTI does not diligently develop the VSEL Technology or terminated entirely if SCTI chooses to not pay for the filing and maintenance of any patents thereunder. The License Agreement calls for the following specific payments: (i) reimbursement of $29,000 for all expenses related to patent filing and prosecution incurred before the effective date (“Effective Date”) of the license agreement (all of which has been paid); (ii) a non-refundable prepayment of $20,000 creditable against the first $20,000 of patent expenses incurred after the Effective Date, due upon commencement of research under the SRA, which will occur upon IRB approval and receipt of samples; (iii) a non-refundable license issue fee of $46,000, due upon commencement of research under the SRA; (iv) a non-refundable annual license maintenance fee of $10,000 upon issuance of the licensed patent in the United States; (v) a specified royalty percentage on net sales; (vi) specified milestone payments and (vii) specified payments in the event of sublicensing.  Pursuant to a February 2009 amendment to the License Agreement the payments under (ii) and (iii) became due and were paid in March 2009.   To date, the Company has paid:  (i) $29,000 for reimbursement of all expenses related to patent filing and prosecution incurred prior to the Effective Date; (ii) a nonrefundable prepayment of $20,000 creditable against the first $20,000 of patent expenses incurred after the Effective Date; and (iii) a nonrefundable license issue fee equal to $46,000.

SCTI has the right to sublicense the VSEL technology in accordance with the terms of the License Agreement. The License Agreement also sets forth the parties rights and obligations with regard to patent prosecution, including that SCTI will take the lead in connection therewith. SCTI can terminate the License Agreement for any reason upon 60 days' prior written notice, and either party can terminate upon 30 days' prior written notice upon certain uncured material breaches of the agreement or immediately upon certain bankruptcy related events. Portions of the license may be converted to a non-exclusive license if SCTI does not diligently develop the VSEL Technology or terminated entirely if SCTI chooses to not pay for the filing and maintenance of any patents thereunder. ULRF retained the right under the License Agreement to license and practice the VSEL Technology for noncommercial purposes only, such as education, academic research, teaching and public service, and also retained the right of publication subject to certain confidentiality limitations and prior review by SCTI.

 In January and February 2007, the Company raised an aggregate of $2,500,000 through the private placement of 250,000 units at a price of $10.00 per unit to 35 accredited investors (the “January 2007 private placement”). Each unit was comprised of two shares of Common Stock, one redeemable seven-year warrant to purchase one share of Common Stock at a purchase price of $8.00 per share and one non-redeemable seven-year warrant to purchase one share of Common Stock at a purchase price of $8.00 per share. The Company issued an aggregate of 500,000 shares of Common Stock, and warrants to purchase up to an aggregate of 500,000 shares of Common Stock at an exercise price of $8.00 per share. In the January 2007 private placement, Dr. Smith purchased 11,000 units for an aggregate consideration of $110,000, each unit comprised of two shares of Common Stock, one redeemable seven-year warrant to purchase one share of Common Stock at a purchase price of $8.00 per share and one non-redeemable seven-year warrant to purchase one share of Common Stock at a purchase price of $8.00 per share.

In the January 2007 private placement, Ms. Vaczy purchased 1,000 units for an aggregate consideration of $10,000, each unit comprised of two shares of Common Stock, one redeemable seven-year warrant to purchase one share of Common Stock at a purchase price of $8.00 per share and one non-redeemable seven-year warrant to purchase one share of Common Stock at a purchase price of $8.00 per share.

In August 2007, the Company raised an aggregate of $6,350,000 through a best efforts underwritten public offering of 1,270,000 units at a price of $5.00 per unit (the “August 2007 public offering”). Each unit consisted of one share of Common Stock and a five year Class A warrant to purchase one-half a share of Common Stock at a price of $6.00 per share. Thus, 1,000 units consisted of 1,000 shares of Common Stock and Class A warrants to purchase 500 shares of Common Stock. The aggregate number of units sold was 1,270,000, the aggregate number of shares of Common Stock included within the units was 1,270,000 and the aggregate number of Class A Warrants included within the units was 535,000. In the August 2007 public offering, Dr. Smith purchased 3,300 units for an aggregate consideration of $16,500, each unit comprised of one share of Common Stock and one-half of a five-year Class A Warrant to purchase one-half a share of Common Stock at a purchase price of $6.00 per share.

In July and August 2007, the Company borrowed an aggregate of $200,000 through the issuance of short term bridge notes to support operations pending the closing of the Company’s August 2007 public offering. These bridge notes provided that they matured in six months from the date of issuance, subject to the Company’s right to prepay, and bore interest at a rate of 15% per annum. Of the $200,000 so borrowed and notes issued by the Company, Dr. Smith was issued a bridge note for $125,000 and Mr. Berman was issued a bridge note for $50,000. On August 10, 2007, the Board authorized the repayment in full of the bridge notes and all outstanding bridge notes were repaid in full plus an aggregate of accrued interest of $976 on the total $200,000 of bridge notes issued.

In October 2007, the Company entered into a three month consulting agreement with Matthew Henninger pursuant to which he agreed to provide services as a business consultant in areas requested by the Company, including financial analysis projects and acquisition target analysis. As compensation for these services, pursuant to the agreement he was entitled to receive a cash fee of $8,333 payable each month during the term of the agreement as well as a fee in the event a transaction was effected during the term as a result of the performance of the consultant’s services. In January 2008, the Company and the consultant entered into an agreement whereby the consultant agreed to accept in satisfaction of his final payment under the agreement, 4,902 shares of Common Stock issued under and pursuant to the terms of the Company’s 2003 Equity Participation Plan based on the fair market value of the Common Stock on the date of approval by the Company’s Compensation Committee. No other fee was paid. The consultant is currently in an exclusive relationship with the Company’s CEO.  In April 2009, the Company entered into a letter of intent with Ceres Living, Inc. (of which Mr. Henninger is the chief executive officer), a product development and direct marketing company selling products in the health and wellness market, whereby Ceres would utilize various NeoStem publications as support for the marketing of a nutritional supplement.  The Company and the Stem for Life Foundation, which the Company helped to found, would receive certain payments in connection with the sales of the supplement.  Additionally, Ceres will market NeoStem adult stem cell collection services and will receive a referral fee for each paid collection.

In May 21, 2008, the Company completed a private placement of securities pursuant to which $900,000 in gross proceeds was raised (the “May 2008 private placement”). On May 20 and May 21, 2008, the Company entered into Subscription Agreements (the "Subscription Agreements") with 16 accredited investors listed therein (the "Investors"). Pursuant to the Subscription Agreements, the Company issued to each Investor units comprised of one share of Common Stock and one redeemable five-year warrant to purchase one share of Common Stock at a purchase price of $1.75 per share, at a per-unit price of $1.20.  The warrants are not exercisable for a period of six months and are redeemable by the Company if the Common Stock trades at a price equal to or in excess of $2.40 for a specified period of time. In the May 2008 private placement, the Company issued an aggregate of 750,006 units to Investors consisting of 750,006 shares of Common Stock and 750,006 redeemable warrants, for an aggregate purchase price of $900,000. In the May 2008 private placement, Dr. Smith purchased 16,667 units for an aggregate consideration of $20,000, each unit comprised of one share of Common Stock and one redeemable five-year warrant to purchase one share of Common Stock at a purchase price of $1.75 per share, at a per-Unit price of $1.20.

In the May 2008 private placement, Ms. Vaczy purchased 7,500 units for an aggregate consideration of $9,000, each unit comprised of one share of Common Stock and one redeemable five-year warrant to purchase one share of Common Stock at a purchase price of $1.75 per share, at a per-Unit price of $1.20.

On November 2, 2008, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), with China Biopharmaceuticals Holdings, Inc., a Delaware corporation ("CBH"), China Biopharmaceuticals Corp., a British Virgin Islands corporation and wholly-owned subsidiary of CBH ("CBC"), and CBH Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of NeoStem ("Merger Sub"). The Merger Agreement contemplates the merger of CBH with and into Merger Sub, with Merger Sub as the surviving entity (the “Merger”); provided, that prior to the consummation of the Merger, CBH will spin off all of its shares of capital stock of CBC to CBH’s stockholders in a distribution so that the only material assets of CBH following such spin-off (the "Spin-off") will be CBH's 51% ownership interest in Suzhou Erye Pharmaceuticals Company Ltd. (“Erye”), a Sino-foreign joint venture with limited liability organized under the laws of the People’s Republic of China (the "PRC"), plus net cash which shall not be less than $550,000. Erye specializes in research and development, production and sales of pharmaceutical products, as well as chemicals used in pharmaceutical products. Erye, which has been in business for more than 50 years, currently manufactures over 100 drugs on seven Good Manufacturing Practices (GMP) lines, including small molecule drugs.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, all of the shares of common stock, par value $.01 per share, of CBH ("CBH Common Stock"), issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to receive, in the aggregate, 7,500,000 shares of NeoStem Common Stock (of which 150,000 shares will be held in escrow pursuant to the terms of an escrow agreement to be entered into between CBH and NeoStem). Subject to the cancellation of outstanding warrants to purchase shares of CBH Common Stock held by RimAsia Capital Partners, L.P. ("RimAsia"), a principal stockholder of NeoStem (see “Security Ownership of Certain Beneficial Owners and Management”) and the sole holder of shares of Series B Convertible Preferred Stock, par value $0.01 per share, of CBH (the "CBH Series B Preferred Stock"), all of the shares of CBH Series B Preferred Stock issued and outstanding immediately prior to the Effective Time will be converted into (i) 5,383,009 shares of NeoStem Common Stock, (ii) 6,977,512 shares of Series C Convertible Preferred Stock, without par value, of NeoStem, each with a liquidation preference of $1.125 per share and convertible into shares of NeoStem Common Stock at a conversion price of $.90 per share, and (iii) warrants to purchase 2,400,000 shares of NeoStem Common Stock at an exercise price of $0.80 per share.

At the Effective Time, in exchange for cancellation of all of the outstanding shares of Series A Convertible Preferred Stock, par value $.01 per share, of CBH (the "CBH Series A Preferred Stock") held by Stephen Globus, a director of CBH, and/or related persons, NeoStem will issue to Mr. Globus and/or related persons an aggregate of 50,000 shares of NeoStem Common Stock. NeoStem also will issue 60,000 shares of NeoStem Common Stock to Mr. Globus and 40,000 shares of NeoStem Common Stock to Chris Peng Mao, the Chief Executive Officer of CBH, in exchange for the cancellation and the satisfaction in full of indebtedness in the aggregate principal amount of $90,000, plus any and all accrued but unpaid interest thereon, and other obligations of CBH to Globus and Mao. NeoStem will bear 50% of up to $450,000 of CBH's expenses post-merger, and satisfaction of the liabilities of Messrs. Globus and Mao will count toward that obligation. NeoStem also will issue 200,000 shares to CBC to be held in escrow, payable if NeoStem successfully consummates its previously announced acquisition of control of Shandong New Medicine Research Institute of Integrated Traditional and Western Medicine Limited Liability Company and there are no further liabilities above $450,000.

Also at the Effective Time, subject to acceptance by the holders of all of the outstanding warrants to purchase shares of CBH Common Stock (other than warrants held by RimAsia), such warrants shall be canceled and the holders thereof shall receive warrants to purchase up to an aggregate of up to 2,012,097 shares of NeoStem Common Stock at an exercise price of $2.50 per share.

Upon consummation of the transactions contemplated by the Merger, NeoStem will own 51% of the ownership interests in Erye, and Suzhou Erye Economy and Trading Co. Ltd., a limited liability company organized under the laws of the PRC ("EET"), will own the remaining 49% ownership interest. In connection with the execution of the Merger Agreement, NeoStem, Merger Sub and EET have negotiated a revised joint venture agreement (the "Joint Venture Agreement"), which, subject to finalization and approval by the requisite PRC governmental authorities, will become effective and will govern the rights and obligations with respect to their respective ownership interests in Erye. Pursuant to the terms and conditions of the Joint Venture Agreement, dividend distributions to EET and NeoStem will be made in proportion to their respective ownership interests in Erye; provided, however, that for the three-year period commencing on the first day of the first fiscal quarter after the Joint Venture Agreement becomes effective, (i) 49% of undistributed profits (after tax) will be distributed to EET and lent back to Erye by EET for use by Erye in connection with the construction of a new plant for Erye; (ii) 45% of the net profit (after tax) will be provided to Erye as part of the new plant construction fund, which will be characterized as paid-in capital for NeoStem's 51% interest in Erye; and (iii) 6% of the net profit will be distributed to NeoStem directly for NeoStem’s operating expenses. In the event of the sale of all of the assets of Erye or liquidation of Erye, NeoStem will be entitled to receive the return of such additional paid-in capital before distribution of Eyre’s assets is made based upon the ownership percentages of NeoStem and EET, and upon an initial public offering of Erye which raises at least 50,000,000 RMB (or approximately U.S. $7,100,000), NeoStem will be entitled to receive the return of such additional paid-in capital.

Pursuant to the Merger Agreement, NeoStem has agreed to use its reasonable best efforts to cause the members of NeoStem's Board of Directors to consist of the following five members promptly following the Effective Time: Robin L. Smith (Chairman), current Chairman of the Board and Chief Executive Officer of NeoStem; Madam Zhang Jian, the Chairman and Chief Financial Officer of CBH, the General Manager of Erye and a 10% holder of EET, and Richard Berman, Steven S. Myers and Joseph Zuckerman, each a director of NeoStem (the latter three to be independent directors, as defined under the NYSE Amex listing standards).   NeoStem’s intention thereafter will be to cause the number of members constituting the NeoStem Board of Directors to be increased from five to seven, in accordance with NeoStem’s by-laws, as amended, and to fill the two vacancies created thereby with one additional independent director (as defined under the NYSE Amex listing standards) to be selected by a nominating committee of the NeoStem Board of Directors and with Eric Wei, the managing partner of RimAsia.

The Merger Agreement acknowledges that in its discretion the Compensation Committee of NeoStem’s Board of Directors may grant bonuses of up to 1,000,000 shares or options under any equity compensation plan in connection with the closing of the transactions under the Merger Agreement.  The Merger Agreement also provides that options outstanding immediately prior to the closing of the transactions under the Merger Agreement to purchase shares of Common Stock, in the sole discretion of the Compensation Committee, may be amended, cancelled and reissued or otherwise modified so that the exercise price shall be adjusted downward to not less than $0.80 per share.

In connection with execution of the Merger Agreement, each of the officers and directors of CBH, RimAsia, Erye and EET have entered into a lock-up and voting agreement, pursuant to which they have agreed to vote their shares of CBH Common Stock in favor of the Merger and to the other transactions contemplated by the Merger Agreement and are prohibited from selling their CBH Common Stock and/or NeoStem Common Stock from November 2, 2008 through the expiration of the six-month period immediately following the consummation of the transactions contemplated by the Merger Agreement (the "Lock-Up Period"). Similarly, the officers and directors of NeoStem have entered into a lock-up and voting agreement, pursuant to which they have agreed to vote their shares of NeoStem Common Stock in favor of the Issuance and are prohibited from selling their NeoStem Common Stock during the Lock-Up Period.

Robin L. Smith, the Company’s Chairman and Chief Executive Officer, and Steven Myers, a member of the Company’s Board of Directors and Audit, Compensation and Nominating Committees (of which Nominating Committee Mr. Myers became Chairman in March 2009), are holders of CBH Common Stock.  Dr. Smith is the beneficial owner of 387,466 shares of CBH Common Stock that were acquired in 2005.  Mr. Myers is the beneficial owner of 285,714 shares of CBH Common Stock that were acquired in 2005.  Accordingly, a special committee of the Company’s Board of Directors (comprised of Mark Weinreb, Richard Berman and Joseph Zuckerman) approved on behalf of the Company the execution of the Merger Agreement and the transactions contemplated thereby.

Certain options to purchase shares of the Company’s Common Stock held by Dr. Smith (130,000), Mr. Weinreb (20,000) and Ms. Vaczy (20,000) are scheduled to vest upon the achievement of specific business milestones.  These milestones would be achieved upon consummation of the Merger and such options would vest provided they are outstanding immediately prior thereto.  See “Outstanding Equity Awards at Fiscal Year-End.”

The transactions contemplated by the Merger Agreement are subject to the authorization for listing on the NYSE Amex (or any other stock exchange on which shares of NeoStem Common Stock are listed) of the shares to be issued in connection with the Merger, approval by the stockholders of NeoStem and CBH, approval of NeoStem's acquisition of 51% ownership interest in Erye by relevant PRC governmental authorities, receipt of a fairness opinion and other customary closing conditions set forth in the Merger Agreement. The Merger currently is expected to be consummated in the second quarter of 2009.

In a private placement of units by the Company in November 2008, Fullbright, the principal shareholders of which are Madam Zhang Jian, Chairman and Chief Financial Officer of CBH, Shi Mingsheng, Chief Operating Officer of CBH, and Ding Weihua, a director of CBH, purchased 400,000 units for an aggregate consideration of $400,000, each unit comprised of one share of Common Stock and one redeemable five-year warrant to purchase one share of Common Stock at a purchase price of $1.75 per share, at a per-unit price of $1.25.  In connection with Fullbright's purchase of the units, EET, the principal shareholders of which are also the principal shareholders of Fullbright, borrowed $500,000 from RimAsia, and the units acquired by Fullbright were pledged to RimAsia as collateral therefor.

In order to move forward certain research and development activities, strategic relationships in various clinical and therapeutic areas as well as to support activities related to the Company’s proposed Merger and other transactions and other ongoing obligations of the Company, on February 25, 2009 and March 6, 2009, respectively, the Company issued promissory notes (the “Notes”) to RimAsia in the principal amounts of $400,000 and $750,000, respectively.  The Notes bear interest at the rate of 10% per annum and are due and payable on October 31, 2009 (the “Maturity Date”), except that all principal and accrued interest on the Notes shall be immediately due and payable in the event the Company raises over $10 million in equity financing prior to the Maturity Date.  The Notes contain standard events of default and in the event of a default that is not subsequently cured or waived, the interest rate will increase to a rate of 15% per annum and, at the option of RimAsia and upon notice, the entire unpaid principal balance together with all accrued interest thereon will be immediately due and payable.  The Notes or any portion thereof may be prepaid at any time and from time to time at the discretion of the Company without premium or penalty.

In April 2009, the Company raised an aggregate of $11,000,000 through the private placement of units at a price of $12.50 per unit (the “April 2009 private placement”), with each unit consisting of one share of the Company's Series D Convertible Redeemable Preferred Stock and ten warrants each to purchase one share of Common Stock (resulting in an equivalent price of $1.25 per share of Common Stock plus an attached warrant). The warrants have a per share exercise price equal to $2.50 and are callable by the Company if the Common Stock trades at a price at least equal to $3.50. Subject to the affirmative vote of the Company's stockholders and the rules of the NYSE Amex, the warrants will become exercisable for a period of five years and each share of Series D Convertible Redeemable Preferred Stock will automatically convert into ten shares of Common Stock.  In the April 2009 private placement, RimAsia purchased 400,000 units for an aggregate consideration of $5,000,000.  See footnote 8, “Security Ownership of Certain Beneficial Owners and Management,” for a description of a December 18, 2008 letter agreement between the Company and RimAsia pursuant to which the exercisability of the warrants issued to RimAsia in the April 2009 private placement (as well as certain other warrants) may be limited.  A portion of the proceeds from the April 2009 private placement are being used to repay the principal and interest on the Notes issued to RimAsia in February and March 2009 and certain other costs advanced by RimAsia in connection with the Company's expansion activities in China.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about Common Stock that may be issued upon the exercise of options, warrants and rights under NeoStem's 2003 Equity Participation Plan as of December 31, 2008.  This plan was NeoStem's equity compensation plan in existence as of December 31, 2008.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plan (Excluding Securities Reflected In Column (a))
Equity Compensation Plans Approved by Stockholders	1,725,300	$3.96	36,298
Equity Compensation Plans Not Approved by Stockholders	0	0	0
TOTAL	1,725,300	$3.96	36,298

NEOSTEM EXECUTIVE COMPENSATION

The following table* sets forth all compensation paid during the years ended December 31, 2008 and December 31, 2007 to NeoStem’s Chief Executive Officer and the two other most highly compensated executive officers of NeoStem whose total compensation was in excess of $100,000 (the “Named Executive Officers”).

Name and Principal Function	Year	Salary		Bonus		Stock Awards(1)		Option Awards(1)		All Other Compensation		Total Compensation

Robin L. Smith, Chief Executive O Officer	2008	$261,893	(2)	$250,000	(3)	$76,998	(4)	$160,609	(5)	$23,528	(6)	$773,028
D	2007	$250,420		$187,500	(7)	$186,502	(4)(8)	$1,249,495	(9)	$22,440	(10)	$1,896,857

MMark Weinreb, President	2008	$210,000		$30,000		$0	(11)	$347,294	(12)	$32,167	(13)	$619,461
	2007	$201,455		$32,397		$132,004	(11)	$79,395	(14)	$30,326	(15)	$475,577

Catherine M. Vaczy, Vice President and General Counsel	2008	$167,722	(16)	$10,000	(7)	$74,247	(17)	$155,509	(18)	$11,500	(19)	$418,977
	2007	$148,156		$55,000	(7)	$136,128	(17)	$183,375	(20)	$11,250	(19)	$553,909

*
All numbers in this table and footnotes thereto have been adjusted (as appropriate) to reflect the one-for-ten reverse stock split effective as of August 31, 2006 and the one-for-ten reverse stock split effective as of August 9, 2007.

(1)
Amounts shown are the amounts recognized for financial statement reporting purposes during 2007 and 2008 in accordance with FAS 123(R) (as discussed below). Effective January 1, 2006, NeoStem’s 2003 Equity Participation Plan is accounted for in accordance with the recognition and measurement provisions of Statement of Financial Accounting Standards (“FAS”) No. 123 (revised 2004), Share-Based Payment (“FAS 123(R)”), which replaces FAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board Opinion (“APB”) No. 25, Accounting for Stock Issued to Employees, and related interpretations. FAS 123 (R) requires compensation costs related to share-based payment transactions, including employee stock options, to be recognized in the financial statements. In addition, NeoStem adheres to the guidance set forth within Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 107, which provides the Staff’s views regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides interpretations with respect to the valuation of share-based payments for public companies. In adopting FAS 123(R), NeoStem applied the modified prospective approach to transition. Under the modified prospective approach, the provisions of FAS 123 (R) are to be applied to new awards and to awards modified, repurchased, or cancelled after the required effective date. Additionally, compensation cost for the portion of awards for which the requisite service has not been rendered that are outstanding as of the required effective date shall be recognized as the requisite service is rendered on or after the required effective date. The compensation cost for that portion of awards shall be based on the grant-date fair value of those awards as calculated for either recognition or pro-forma disclosures under FAS 123. The general assumptions made in calculating the fair value of options are set forth in Note 9 of the Company's notes to its audited consolidated financial statements for the fiscal years ended December 31, 2008 and 2007. For more information on the option awards reflected in this table, please see “Outstanding Equity Awards at Fiscal Year-End.”   See also “Certain Relationships and Related Transactions” for a description of the Merger Agreement which provides that options outstanding immediately prior to the closing of the transactions under the Merger Agreement to purchase shares of Common Stock, in the sole discretion of the Compensation Committee, may be amended, cancelled and reissued or otherwise modified so that the exercise price shall be adjusted downward to not less than $.80 per share.

(2)
In response to NeoStem’s efforts to conserve cash, Dr. Smith agreed to accept shares of Common Stock in lieu of salary. Of the amount shown for salary in 2008, $50,000 was paid to Dr. Smith through the issuance of 16,574 shares of Common Stock with a per share price equal to $1.70 per share (net of shares in payment of applicable withholding taxes), and $24,437.50 was paid through the issuance of 33,941 shares of Common Stock with a per share price equal to $0.72 per share (for which the Company agreed to pay total withholding taxes), in each case the per share price being equal to the closing price of the Common Stock on the date of approval by the Compensation Committee of the Company’s Board of Directors.

(3)
On October 1, 2008, Dr. Smith earned a bonus of $250,000. In an effort to help conserve the Company’s current cash, she has elected to defer receiving payment of the bonus until a future undetermined date. The Company recognized this bonus as compensation in 2008 and it is reflected on the balance sheet as an accrued liability.  Dr. Smith has undertaken to distribute $25,000 of this bonus to Ms. Vaczy.

(4)
On September 27, 2007, Dr. Smith was granted a stock award of 30,000 shares of Common Stock pursuant to an action of the Compensation Committee of the Board of Directors, in her capacity as a member of the Board of Directors. One-half of these shares (15,000) vested immediately on the date of grant and the remaining one-half were scheduled to vest on the first anniversary of the date of grant (the vesting of which was accelerated to August 28, 2008 in connection with Dr. Smith’s agreement to accept shares of Common Stock in lieu of accrued and unpaid salary). Of the $186,502 compensation value for Dr. Smith’s 2007 Stock Awards, $99,002 is attributable to such shares granted in her capacity as a member of the Board of Directors. Of the $76,998 compensation value for Dr. Smith’s 2008 Stock Awards, $49,498 is attributable to such shares granted in her capacity as a member of the Board of Directors.

(5)
On February 27, 2008, Dr. Smith was granted options to purchase 120,000 shares of Common Stock at an exercise price of $1.63 per share, 90,000 of which vested during 2008 and 30,000 of which are scheduled to vest upon the achievement of a business milestone, and on October 31, 2008 was granted options to purchase 5,000 shares of Common Stock at an exercise price of $1.13 per share, all of which vested during 2008.  An option to purchase 12,000 shares of Common Stock at $25.00 per share issued to Dr. Smith on May 26, 2006 vested in its entirety on June 2, 2008. See “Outstanding Equity Awards at Fiscal Year-End” for information regarding these options.

(6)	Consists of (i) a car allowance of $11,000 and (ii) approximately $12,500 paid by NeoStem on behalf of Dr. Smith for life insurance.

(7)
On September 27, 2007, Dr. Smith earned a bonus of $187,500. Dr. Smith elected to receive $118,750 of this amount, and elected to have $34,000 distributed to certain employees of NeoStem including its Vice President and General Counsel, Catherine Vaczy, who received $5,000, its Chief Financial Officer, Larry May, who received $4,000 and its Vice President of Operations and Corporate Strategy, Renee Cohen, who received $4,000, in recognition of their efforts on behalf of NeoStem. The payment to Dr. Smith of the balance of $34,750 was deferred to 2008. In 2008, Dr. Smith was paid $24,750 of this amount and elected to have $10,000 distributed to Vice President and General Counsel, Catherine Vaczy, in recognition of her continuing efforts on behalf of NeoStem.

(8)
On December 5, 2006, Dr. Smith was granted a stock award of 30,000 shares of Common Stock, of which 10,000 shares vested immediately, pursuant to an action by the Compensation Committee of the Board of Directors. The remaining 20,000 shares vested in August 2007 upon the closing of NeoStem’s August 2007 public offering.

(9)
On January 26, 2007, Dr. Smith was granted options to purchase 55,000 shares of Common Stock at an exercise price of $5.00 per share, all of which vested during 2007, and on September 27, 2007 was granted options to purchase 250,000 shares of Common Stock at an exercise price of $4.95 per share, 150,000 of which vested during 2007 and 100,000 of which are scheduled to vest upon the achievement of a business milestone.  An option to purchase 5,000 shares of Common Stock at $6.00 per share issued to Dr. Smith on December 5, 2006 vested in its entirety on August 6, 2007. See “Outstanding Equity Awards at Fiscal Year-End” for information regarding these options.

(10)	Consists of (i) a car allowance of $12,000 and (ii) approximately $10,400 paid by NeoStem on behalf of Dr. Smith for life insurance.

(11)
On September 27, 2007, Mr. Weinreb was granted a stock award of 40,000 shares of Common Stock pursuant to an action of the Compensation Committee of the Board of Directors, 30,000 of which were granted in his capacity as a member of the Board of Directors. One-half of the total shares granted (20,000) vested on April 1, 2008 and the remaining one-half were scheduled to vest on the first anniversary of the date of grant. Mr. Weinreb declined the second half of this award in October 2008.  As originally granted, the first half of such shares were scheduled to vest on the date of grant. Of the $132,004 compensation value for Mr. Weinreb’s 2007 Stock Awards, $99,002 is attributable to the shares granted in his capacity as a member of the Board of Directors. As a result of Mr. Weinreb’s decision to forego the second half of this award, $33,002 of compensation recognized in 2007 (of which $24,752 is attributable to the shares granted in his capacity as a member of the Board of Directors) was reversed in 2008.

(12)
On February 27, 2008, Mr. Weinreb was granted options to purchase 120,000 shares of Common Stock at an exercise price of $1.63 per share, 70,000 of which vested during 2008 and 50,000 of which are scheduled to vest upon the achievement of business milestones, and on October 31, 2008 was granted options to purchase 5,000 shares of Common Stock at an exercise price of $1.13 per share, all of which are scheduled to vest upon the achievement of a business milestone.  See “Outstanding Equity Awards at Fiscal Year-End” for information regarding these options. On June 2, 2006, in connection with the June 2006 private placement, Mr. Weinreb was issued an option to purchase 15,000 shares of Common Stock at $5.30 per share. This new option was scheduled to vest as NeoStem achieved certain business milestones, which had not yet been achieved (see the Outstanding Equity Awards Table).  On October 31, 2008, the business milestone was modified pursuant to an action of the Compensation Committee of the Board of Directors, which milestone was met on November 20, 2008 and the option vested on that date (see the Outstanding Equity Awards Table for the specific options effected—the modification of the business milestone was not considered a material change in the terms of such option and accordingly the fair value was not adjusted).

(13)	Consists of (i) a car allowance of $12,000 and (ii) approximately $20,100 paid by NeoStem on behalf of Mr. Weinreb for disability, life and long-term care insurance.

(14)
On September 27, 2007, Mr. Weinreb was granted options to purchase 50,000 shares of Common Stock at an exercise price of $4.95 per share, 40,000 of which vested during 2007 and 10,000 of which are scheduled to vest upon the achievement of a business milestone.  An option to purchase 10,000 shares of Common Stock at $6.00 per share issued to Mr. Weinreb on December 5, 2006 vested in its entirety on January 26, 2007, which option was originally scheduled to vest upon achievement of a business milestone. In connection with the January 2007 private placement, NeoStem was informed by the placement agent that it was advisable for the executive officers of NeoStem to make continued salary concessions and/or agree to an extension of their employment term. On January 26, 2007, Mr. Weinreb therefore entered into a letter agreement with NeoStem pursuant to which, among other things, he agreed to a reduction in his salary by 20% from that to which he would otherwise be entitled under his employment agreement. In consideration for this salary concession, the Compensation Committee agreed, among other things, to the acceleration of the vesting of this option to purchase 10,000 shares of Common Stock (the acceleration of the vesting date was not considered a material change in the terms of such option and accordingly the fair value was not adjusted).  See “Outstanding Equity Awards at Fiscal Year-End” for information regarding these options.

(15)	Consists of (i) a car allowance of $13,000 and (ii) approximately $17,300 paid by NeoStem on behalf of Mr. Weinreb for disability, life and long-term care insurance.

(16)
In response to NeoStem’s efforts to conserve cash, Ms. Vaczy agreed to accept shares of Common Stock in lieu of salary. Of the amount shown for salary in 2008, $11,250 was paid to Ms. Vaczy through the issuance of 3,729 shares of Common Stock with a per share price equal to $1.70 per share (net of shares in payment of applicable withholding taxes), and $10,578.50 was paid through the issuance of 14,692 shares of Common Stock with a per share price equal to $0.72 per share (for which the Company agreed to pay total withholding taxes), in each case the per share price being equal to the closing price of the Common Stock on the date of approval by the Compensation Committee.  All such shares were issued under the Company’s 2003 Equity Participation Plan.

(17)
On September 27, 2007, Ms. Vaczy was granted a stock award of 45,000 shares of Common Stock pursuant to an action of the Compensation Committee of the Board of Directors, 30,000 of which were granted in her capacity as Secretary of the Board of Directors. One-half of the total shares granted (22,500) vested immediately on the date of grant and the remaining one-half were scheduled to vest on the first anniversary of the date of grant (the vesting of which was accelerated to August 28, 2008 in connection with Ms. Vaczy’s agreement to accept shares of Common Stock in lieu of accrued and unpaid salary). On December 19, 2007, Ms. Vaczy was granted a stock award of 10,000 shares of Common Stock pursuant to an action of the Compensation Committee of the Board of Directors.

(18)
On February 27, 2008, Ms. Vaczy was granted options to purchase 36,000 shares of Common Stock at an exercise price of $1.63 per share, 26,000 of which vested during 2008 and 10,000 of which are scheduled to vest upon the achievement of a business milestone, and on October 31, 2008 was granted options to purchase 5,000 shares of Common Stock at an exercise price of $1.13 per share, all of which vested during 2008.  See “Outstanding Equity Awards at Fiscal Year-End” for information regarding these options. An option granted to Ms. Vaczy on December 19, 2007 to purchase 12,000 shares of Common Stock at $1.70 per share, vested in 2008.  On June 2, 2006, in connection with the June 2006 private placement, Ms. Vaczy was issued a new option to purchase 10,000 shares of Common Stock at $5.30 per share. This new option was scheduled to vest as NeoStem achieved certain business milestones, which had not yet been achieved (see the Outstanding Equity Awards Table).  On October 31, 2008, the business milestone was modified pursuant to an action of the Compensation Committee of the Board of Directors and the option vested immediately (see the Outstanding Equity Awards Table for the specific options effected—the modification of the business milestone was not considered a material change in the terms of such options and accordingly the fair value was not adjusted).

(19)	Consists of a car allowance per Ms. Vaczy’s employment agreement with NeoStem.

(20)
On September 27, 2007, Ms. Vaczy was granted options to purchase 35,000 shares of Common Stock at an exercise price of $4.95 per share, 25,000 of which vested during 2007 and 10,000 of which are scheduled to vest upon the achievement of a business milestone, and on December 19, 2007, was granted an option to purchase 12,000 shares of Common Stock at $1.70 per share, which vested in 2008.  Options granted to Ms. Vaczy on December 5, 2006 to purchase an aggregate of 15,000 shares of Common Stock at $6.00 per share, vested in 2007.  See “Outstanding Equity Awards at Fiscal Year-End” for information regarding these options.

EMPLOYMENT AGREEMENTS, POST-EMPLOYMENT PAYMENTS AND EQUITY GRANTS

OVERVIEW

Following is a description of the employment agreements NeoStem has (or had during the years ended December 31, 2007 and 2008) with the officers named in the Summary Compensation Table. These descriptions provide further information about the compensation which is shown in the Summary Compensation Table for these officers. They also give you information about payments which could be received by the Chief Executive Officer under certain circumstances at such time as her employment ends with NeoStem, for example, certain severance arrangements. Following these descriptions you will see a table called Outstanding Equity Awards at Fiscal Year End. This table contains details about the terms of options to these officers which are included in the Summary Compensation Table. All numbers in the tables and descriptions have been adjusted (as appropriate) to reflect both the one-for-ten reverse stock split which was effective as of August 31, 2006 and the one-for-ten reverse stock split which was effective as of August 9, 2007.

EMPLOYMENT AGREEMENTS

The officers of NeoStem, as a condition of the initial closing under the securities purchase agreement in the June 2006 private placement, entered into letter agreements with NeoStem pursuant to which they converted an aggregate of $278,653 of accrued salary into shares of Common Stock at a per share price of $4.40. After adjustments for applicable payroll and withholding taxes which were paid by NeoStem, NeoStem issued to such officers an aggregate of 37,998 shares of Common Stock. NeoStem also adopted an Executive Officer Compensation Plan, effective as of the date of closing of the securities purchase agreement and pursuant to the letter agreements each officer agreed to be bound by the Executive Officer Compensation Plan. In addition to the conversion of accrued salary, the letter agreements provided for a reduction by 25% in base salary for each officer until NeoStem achieved certain milestones. In consideration of the officers’ agreement to such reduction in base salary, NeoStem granted to the officers options to purchase shares of Common Stock under NeoStem’s 2003 Equity Participation Plan which become exercisable upon NeoStem achieving certain revenue milestones, and accelerated the vesting of certain options and restricted shares held by the officers.

In January 2007, the milestones relating to the reduction in base salary had been achieved and the executive officers were entitled to have their salaries restored to their original levels. NeoStem was informed by the placement agent for the January 2007 private placement that it was advisable for the executive officers of NeoStem to make continued salary concessions and/or to agree to extend the term of their employment agreements. Accordingly, on January 26, 2007, letter agreements were entered into which provided instead for each such officer’s salary to be set in an amount which is twenty percent less than that to which they were originally entitled pursuant to their original employment agreements (subject to increase in certain circumstances) and/or an extension of the officer’s employment term, and certain additional or amended terms. In consideration of the salary concessions and/or agreement to a substantial extension of employment term, the officers were generally either granted options, option vesting was accelerated, and/or performance bonus formulas were put into place. As discussed below, the January 2007 letter agreements were either supplements or amendments to the executive officers’ respective employment agreements. In August 2007, the supplemental agreements expired by their terms. In September 2007, two of the executive officers entered into further amendments to their employment agreements.

In January 2008, in response to NeoStem’s efforts to conserve cash, two of the executive officers entered into agreements with NeoStem pursuant to which they agreed to be paid a portion of their 2008 salary in shares of Common Stock.  In August 2008, in further response to NeoStem’s efforts to conserve cash, three of the executive officers entered into agreements with NeoStem pursuant to which they agreed to accept unpaid accrued salary in shares of Common Stock.  In connection therewith, the vesting of shares of Common Stock granted to two of such executive officers under the 2003 Equity Participation Plan on September 27, 2007 was accelerated from September 27, 2008 to August 28, 2008.

The employment agreements for members of the Company’s management (including Mr. Weinreb and Ms. Vaczy but excluding the Chief Executive Officer) expired between December 31, 2008 and January 19, 2009.  However, the Company has continued to compensate these individuals based on their base salary, stated bonus and employee benefits that would otherwise be due to such individuals under such agreements.

Robin L. Smith—Chief Executive Officer and Chairman of the Board

On May 26, 2006, NeoStem entered into an employment agreement with Dr. Robin L. Smith, pursuant to which Dr. Smith serves as the Chief Executive Officer of NeoStem. This agreement was for a period of two years, which term could be renewed for successive one-year terms unless otherwise terminated by Dr. Smith or NeoStem. The effective date of Dr. Smith’s employment agreement was June 2, 2006, the date of the initial closing under the securities purchase agreement for the June 2006 private placement. Under this agreement, Dr. Smith was entitled to receive a base salary of $180,000 per year, to be increased to $236,000 after the first year anniversary of the effective date of her employment agreement. If NeoStem raised an aggregate of $5,000,000 through equity or debt financing (with the exception of the financing under the securities purchase agreement), Dr. Smith’s base salary was to be raised to $275,000. Dr. Smith was also eligible for an annual bonus determined by the Board, a car allowance of $1,000 per month and variable life insurance with payments not to exceed $1,200 per month. Pursuant to the employment agreement, Dr. Smith’s advisory agreement with NeoStem, as supplemented (see “Certain Relationships and Related Transactions”), was terminated, except that (i) the vesting of the warrant to purchase 2,400 shares of Common Stock granted thereunder was accelerated so that the warrant became fully vested as of the effective date of the employment agreement, (ii) Dr. Smith received $100,000 in cash and 10,000 shares upon the initial closing under the June 2006 private placement, (iii) if an aggregate of at least $3,000,000 was raised and/or other debt or equity financings prior to August 15, 2006 (as amended, August 31, 2006), Dr. Smith was to receive an additional payment of $50,000, (iv) a final payment of $3,000 relating to services rendered in connection with Dr. Smith’s advisory agreement, paid at the closing of the June 2006 private placement, and (v) all registration rights provided in the advisory agreement were to continue in effect.

As of August 30, 2006, in excess of $3,000,000 had been raised and accordingly, Dr. Smith was entitled to a payment of $50,000. Dr. Smith elected to have $30,000 of this amount distributed to certain employees of NeoStem, including its Chief Financial Officer and General Counsel, in recognition of their efforts on behalf of NeoStem and retained $20,000. Upon the effective date of the Employment Agreement, Dr. Smith was awarded under NeoStem’s 2003 Equity Participation Plan 20,000 shares of Common Stock, and options to purchase 54,000 shares of Common Stock, which options expire ten years from the date of grant.

On January 26, 2007, in connection with the January 2007 private placement, NeoStem entered into a letter agreement with Dr. Smith, pursuant to which Dr. Smith’s employment agreement dated as of May 26, 2006 was amended to provide that: (a) the term of her employment would be extended to December 31, 2010; (b) upon the first closings in the January 2007 private placement, Dr. Smith’s base salary would be increased to $250,000; (c) her base salary would be increased by 10% on each one year anniversary of the agreement; (d) no cash bonus would be paid to Dr. Smith for 2007; and (e) cash bonuses and stock awards under NeoStem’s 2003 Equity Participation Plan would be fixed at the end of 2007 for 2008, in an amount to be determined. Other than as set forth therein, Dr. Smith’s original employment agreement and all amendments thereto remain in full force and effect. As consideration for her agreement to substantially extend her employment term, among other agreements contained in this amendment, on January 18, 2007 Dr. Smith was also granted an option under NeoStem’s 2003 Equity Participation Plan to purchase 55,000 shares of the Common Stock at a per share exercise price equal to $5.00 vesting as to (i) 25,000 shares upon the first closings in the January 2007 private placement; (ii) 15,000 shares on June 30, 2007; and (iii) 15,000 shares on December 31, 2007.

Effective as of September 27, 2007, NeoStem entered into a letter agreement with Dr. Smith, pursuant to which Dr. Smith's employment agreement dated as of May 26, 2006 and amended as of January 26, 2007, was further amended to provide that: (a) Dr. Smith's base salary would be increased to $275,000 (the amount to which Dr. Smith would have been entitled under her original employment agreement prior to her agreement on January 26, 2007 to accept a reduced salary of $250,000); (b) her base salary would be increased by 10% on each one year anniversary of the agreement; (c) a cash bonus of $187,500 (an amount equal to 75% of her base salary) would be paid October 1, 2007; (d) Dr. Smith's bonus for 2008 is set in the amount of $250,000 (an amount equal to 100% of her base salary) to be paid October 1, 2008; and (e) NeoStem will pay membership and annual fees for a club in New York of Dr. Smith's choice for business entertaining and meetings. Other than as set forth therein, Dr. Smith's original employment agreement and all amendments thereto remain in full force and effect.

On January 9, 2008, NeoStem entered into a letter agreement with Dr. Smith, pursuant to which Dr. Smith's employment agreement dated as of May 26, 2006 and amended as of January 26, 2007 and September 27, 2007 was further amended to provide that, in response to NeoStem’s efforts to conserve cash, Dr. Smith would be paid $50,000 of her 2008 salary in shares of Common Stock, net of shares in payment of applicable withholding taxes valued at the closing price of the Common Stock on the date of issuance. Accordingly, Dr. Smith was issued 16,574 shares of Common Stock pursuant to NeoStem’s 2003 Equity Participation Plan which was based on a price per share of $1.70, the closing price of the Common Stock on the date of approval by the Compensation Committee of the Board of Directors. The cash component of her salary for 2008 will be $225,000.

On August 29, 2008, NeoStem entered into a letter agreement with Dr. Smith, pursuant to which, in response to NeoStem’s efforts to conserve cash, Dr. Smith agreed to accept shares of Common Stock in lieu of unpaid accrued salary. Dr. Smith agreed to accept in lieu of $24,437.50 in unpaid salary accrued during the period July 15, 2008 through August 31, 2008, 33,941 shares of Common Stock.   The number of shares so issued was based on $0.72, the closing price of the Common Stock on the date of approval by the Compensation Committee of the Board of Directors, for which NeoStem agreed to pay total withholding taxes. All such shares were issued under NeoStem's 2003 Equity Participation Plan.  In connection therewith, the vesting of 15,000 shares of Common Stock granted to Dr. Smith under the 2003 Equity Participation Plan on September 27, 2007 was accelerated from September 27, 2008 to August 28, 2008.

NeoStem maintains key-man life insurance on Dr. Smith in the amount of $3,000,000.

Mark Weinreb—President

On February 6, 2003, Mr. Weinreb was appointed President and Chief Executive Officer of NeoStem and NeoStem entered into an employment agreement with Mr. Weinreb. On June 2, 2006, Mr. Weinreb resigned as Chief Executive Officer and Chairman of the Board, but continued as President and a director of NeoStem. Mr. Weinreb’s original employment agreement had an initial term of three years, with automatic annual extensions unless earlier terminated by NeoStem or Mr. Weinreb (notice of non-renewal was provided by NeoStem to Mr. Weinreb and therefore the agreement expired in accordance with its terms in December 2008). Under this agreement, in addition to base salary he was entitled to an annual bonus in the amount of $20,000 for the initial year in the event, and concurrently on the date, that NeoStem received debt and/or equity financing in the aggregate amount of at least $1,000,000 since the beginning of his service, and $20,000 for each subsequent year of the term, without condition.

On May 4, 2005, the Board voted to approve an amendment to Mr. Weinreb’s employment agreement, subject to approval of the stockholders which was obtained on July 20, 2005, pursuant to which among other things Mr. Weinreb’s employment agreement was amended on August 12, 2005 to (a) extend the expiration date thereof from February 2006 to December 2008; (b) change Mr. Weinreb’s annual base salary of $217,800 (with an increase of 10% per annum) to an annual base salary of $250,000 (with no increase per annum); (c) grant Mr. Weinreb 30,000 shares of Common Stock, 10,000 shares of which shall vest on each of the date of grant and the first and second anniversaries of the date of grant; (d) commencing in August 2006, increase Mr. Weinreb’s annual bonus from $20,000 to $25,000; and (e) in 2006, provide for the reimbursement of all premiums in an annual aggregate amount of up to $18,000 payable by Mr. Weinreb for life and long term care insurance covering each year during the remainder of the term of his employment. Pursuant to and as a condition of the closing of the June 2006 private placement, Mr. Weinreb entered into a letter agreement with NeoStem in which he agreed to convert $121,532 of accrued salary (after giving effect to employment taxes which were paid by NeoStem) into 16,573 shares of Common Stock at a per share price equal to $4.40 (the price of the shares being sold in the June 2006 private placement). Mr. Weinreb further agreed to a reduction in his base salary by 25% until the achievement by NeoStem of certain milestones. In consideration for such compensation concessions: (i) the remaining vesting of the shares which was scheduled to vest as to 10,000 shares each on July 20, 2006 and July 20, 2007, was accelerated such that it became fully vested as of June 2, 2006, the date of the closing of the June 2006 private placement; and (ii) options to purchase 20,000 shares of Common Stock which were also scheduled to vest as to 10,000 shares on each of July 20, 2006 and July 20, 2007, were similarly accelerated.

On January 26, 2007, NeoStem entered into a letter agreement with Mr. Weinreb pursuant to which Mr. Weinreb’s employment agreement amended as of August 12, 2005 was supplemented with new terms which provided that: (a) upon the first closings in the January 2007 private placement, Mr. Weinreb’s base salary would be paid at the annual rate of $200,000 (an annual rate which is 20% lower than the amount to which he was otherwise entitled under his employment agreement); (b) he would be entitled to quarterly bonuses of $5,000 commencing March 31, 2007; (c) he would be entitled to bonuses ranging from $3,000 to $5,000 upon the achievement of certain business milestones (as follows: (i) a $5,000 bonus for every fifty collection fees paid to NeoStem; (ii) a $5,000 bonus for every five collection agreements signed and for which the fee is collected by NeoStem; and (iii) a $3,000 bonus for every twenty five fees paid to NeoStem for collection through certain strategic alliances negotiated by Mr. Weinreb; and (d) any other bonuses would only be paid upon approval by the Compensation Committee of the Board of Directors. In consideration of his agreement to a reduction in base salary, and in connection with his entering into this agreement, an option to purchase 10,000 shares of Common Stock at $6.00 per share, previously granted to Mr. Weinreb on December 5, 2006 and tied to the opening of certain collection centers, vested upon the execution of the agreement. Other than as set forth therein, Mr. Weinreb’s original employment agreement and all amendments thereto remain in full force and effect. This supplemental agreement was to terminate upon NeoStem achieving certain revenue, financing or adult stem cell collection milestones, or at the discretion of the Compensation Committee of the Board of Directors. This supplemental agreement terminated in August 2007 by its terms.

Effective as of September 28, 2007, NeoStem entered into a letter agreement with Mr. Weinreb, pursuant to which Mr. Weinreb's employment agreement dated as of February 6, 2005 and amended as of August 12, 2005 and June 1, 2006 (together, the "Agreement") (such Agreement being supplemented as of January 26, 2007, the effectiveness of which supplement has expired by its terms), was further amended to provide that: (a) Mr. Weinreb's base salary would be increased from $200,000 to $210,000; (b) the sole bonus to which he will be entitled shall be a quarterly bonus of $7,500 payable at the end of each quarterly period during the term commencing as of September 30, 2007; (c) in the event of termination of employment, any severance to which Mr. Weinreb is entitled under the Agreement shall equal the lesser of one year of his base salary or his base salary payable for the remainder of the term, in each case paid out over a 12 month period in accordance with the payroll policies and practices of NeoStem; and (d) any unused vacation to which Mr. Weinreb is entitled under the Agreement in any calendar year shall be forfeited without compensation. In addition, on February 27, 2008 the Compensation Committee authorized a cash bonus of $20,000 to be paid to Mr. Weinreb for every 200 paid adult stem cell collections at collection centers.

Catherine M. Vaczy—Vice President and General Counsel

On April 20, 2005, NeoStem entered into a letter agreement with Catherine M. Vaczy pursuant to which Ms. Vaczy served as NeoStem’s Vice President and General Counsel. The term of this original agreement was three years. In consideration for Ms. Vaczy’s services under the letter agreement, Ms. Vaczy was entitled to receive an annual salary of $155,000 during the first year of the term, a minimum annual salary of $170,500 during the second year of the term, and a minimum annual salary of $187,550 during the third year of the term. On the date of the letter agreement, Ms. Vaczy was granted an option to purchase 1,500 shares of Common Stock pursuant to NeoStem’s 2003 Equity Participation Plan, with an exercise price equal to $10.00 per share. The option was to vest and become exercisable as to 500 shares on each of the first, second and third year anniversaries of the date of the agreement and remain exercisable as to any vested portion thereof in accordance with the terms of NeoStem’s 2003 Equity Participation Plan and NeoStem’s Incentive Stock Option Agreement. Pursuant to and as a condition of the closing of the June 2006 private placement, Ms. Vaczy entered into a letter agreement with NeoStem in which she agreed to convert $44,711 in accrued salary (after giving effect to employment taxes which were paid by NeoStem) into 6,097 shares of Common Stock at a per share price equal to $4.40 (the price of the shares being sold in the June 2006 private placement). Ms. Vaczy further agreed to a reduction in her base salary by 25% until the achievement by NeoStem of certain milestones. In consideration for such compensation concessions, the vesting of the option to purchase 1,500 shares of Common Stock was accelerated such that it became fully vested as of June 2, 2006, the date of the closing of the June 2006 private placement.

On January 26, 2007, NeoStem entered into another letter agreement with Ms. Vaczy pursuant to which Ms. Vaczy continues to serve as NeoStem’s Vice President and General Counsel. This agreement supersedes Ms. Vaczy’s employment agreement dated as of April 20, 2005 and all amendments thereto. Subject to the terms and conditions of the letter agreement, the term of Ms. Vaczy’s employment in such capacity will continue through December 31, 2008. In consideration for her services under the letter agreement, Ms. Vaczy will be entitled to receive a minimum annual salary of $150,000 during 2007 (such amount being 20% less than the annual salary to which Ms. Vaczy would have been entitled commencing April 20, 2007 pursuant to the terms of her original employment agreement) and a minimum annual salary of $172,500 during 2008.

In consideration for such salary concessions and agreement to extension of her employment term, Ms. Vaczy is also entitled to receive a cash bonus upon the occurrence of each of the following milestones: (a) $5,000 upon the first closings in the January 2007 private placement; and (b) $7,500 upon the next registration statement (other than a Form S-8) being declared effective by the Securities and Exchange Commission. Ms. Vaczy shall also be eligible for additional cash bonuses as follows, in each case as may be approved by the Compensation Committee of the Board of Directors: (a) for other tasks and responsibilities as mutually agreed, such as foundation legal counsel; (b) pursuant to milestones for 2008 as shall be set no later than December 31, 2007 by Ms. Vaczy and NeoStem’s Chief Executive Officer, which the Chief Executive Officer shall recommend to the Compensation Committee of the Board of Directors for their vote thereon; and (c) as may be approved from time to time.

Ms. Vaczy is also entitled to payment or reimbursement of certain expenses (including a car allowance equal to $1,000 per month) incurred by her in connection with the performance of her duties and obligations under the letter agreement, and to participate in any incentive and employee benefit plans or programs which may be offered by NeoStem and in all other plans in which NeoStem executives participate.

On January 9, 2008, NeoStem entered into a letter agreement with Ms. Vaczy, pursuant to which Ms. Vaczy’s employment agreement dated as of January 26, 2007 was amended to provide that, in response to NeoStem’s efforts to conserve cash, Ms. Vaczy would be paid $11,250 of her 2008 salary in shares of Common Stock. Accordingly, Ms. Vaczy was issued 3,729 shares of Common Stock pursuant to NeoStem’s 2003 Equity Participation Plan which was based on a price per share of $1.70, the closing price of the Common Stock on the date of approval by the Compensation Committee of the Board of Directors. The cash component of her salary for 2008 will be $161,250.

On August 29, 2008, NeoStem entered into a letter agreement with Ms. Vaczy, pursuant to which, in response to NeoStem’s efforts to conserve cash, Ms. Vaczy agreed to accept shares of Common Stock in lieu of unpaid accrued salary.   Ms. Vaczy agreed to accept in lieu of $10,578.50 in unpaid salary accrued during the period July 15, 2008 through August 31, 2008, 14,692 shares of Common Stock. The number of shares so issued was based on $0.72, the closing price of the Common Stock on the date of approval by the Compensation Committee of the Board of Directors, for which NeoStem agreed to pay total withholding taxes. All such shares were issued under NeoStem's 2003 Equity Participation Plan.  In connection therewith, the vesting of 22,500 shares of Common Stock granted to Ms. Vaczy under the 2003 Equity Participation Plan on September 27, 2007 was accelerated from September 27, 2008 to August 28, 2008.

Ms. Vaczy’s current employment agreement expired by its terms on December 31, 2008.

POST EMPLOYMENT PAYMENTS
Robin L. Smith

Per Dr. Smith’s January 26, 2007 letter agreement with NeoStem, upon termination of Dr. Smith’s employment by NeoStem without cause or by Dr. Smith with good reason, NeoStem was to pay to Dr. Smith her base salary at the time of termination for the two year period following such termination. Dr. Smith’s September 27, 2007 letter agreement provides that such payment of severance can be made instead in 12 equal monthly installments beginning the date of termination. In addition, per Dr. Smith’s May 26, 2006 employment agreement, upon termination of Dr. Smith’s employment by NeoStem without cause or by Dr. Smith for good reason, Dr. Smith is entitled to: (i) a pro-rata bonus based on the annual bonus received for the prior year; (ii) COBRA payments for a one year period; and (iii) have all vested options, as well as all options which would have vested during the 12 month period following the date of termination, become fully vested and remain exercisable for a maximum of 48 months (but in no event longer than the original term of exercise). Upon termination of Dr. Smith’s employment by NeoStem for cause or by Dr. Smith without good reason, Dr. Smith is entitled to: (i) the payment of all amounts due for services rendered under the agreement up until the termination date; and (ii) have all vested options remain exercisable for a period of ninety days (all stock options which have not vested shall be forfeited). Upon termination for death or disability, Dr. Smith (or her estate) is entitled to: (i) the payment of all amounts due for services rendered under the agreement until the termination date; (ii) family COBRA payments for the applicable term; and (ii) have all vested options, as well as all options which would have vested during the 12 month period following the date of termination, become fully vested and remain exercisable for a maximum of 48 months (but in no event longer than the original term of exercise).

Upon a change in control of NeoStem, per Dr. Smith’s May 26, 2006 employment agreement, Dr. Smith is entitled to: (i) the payment of base salary for one year; (ii) a pro-rata bonus based on the annual bonus received for the prior year; (iii) COBRA payments for a one year period; and (iv) have all vested options, as well as all options which would have vested during the 12 month period following the date of termination, become fully vested and remain exercisable for a maximum of 48 months (but in no event longer than the original term of exercise).

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table* sets forth information on option and stock awards outstanding at December 31, 2008 for the Named Executive Officers.

	Option Awards**						Stock Awards**
Name	Number of Securities Underlying Unexercised Options # Exercisable		Number of Securities Underlying Unexercised Options # Unexercisable		Option Exercise Price***	Option Expiration Date	Number of Shares or Units of Stock that have not vested	Market Value of Shares or Units of Stock that have not vested
D Robin L. Smith	10,000	(1)(47)			$5.30	June 1, 2016	0	$0
	10,000	(1)(47)			$8.00	June 1, 2016	—	—
	10,000	(1)(47)			$10.00	June 1, 2016	—	—
	12,000	(2)(47)			$16.00	June 1, 2016	—	—
	12,000	(3)(47)			$25.00	June 1, 2016	—	—
	10,000	(4)			$6.00	Dec. 4, 2016	—	—
	5,000	(5)			$6.00	Dec. 4, 2016	—	—
	55,000	(6)			$5.00	Jan. 17, 2017
	150,000	(7)			$4.95	Sept. 26, 2017
			100,000	(8)	$4.95	Sept. 26, 2017
	40,000	(9)			$1.63	Feb. 26, 2018
			30,000	(10)	$1.63	Feb. 26, 2018
	30,000	(11)			$1.63	Feb. 26, 2018
	20,000	(12)(48)			$1.63	Feb. 26, 2018
	5,000	(13)			$1.13	Oct. 30, 2018
Mark Weinreb	25,000	(14)(47)			$3.00	Feb. 5, 2013	0	$0
	500	(15)			$10.00	Sept. 13, 2014	—	—
	40,000	(16)(47)			$6.00	July 19, 2015	—	—
	15,000	(17)			$5.30	June 1, 2016	—	—
	5,000	(18)			$6.00	Dec. 4, 2016	—	—
	10,000	(19)			$6.00	Dec. 4, 2016	—	—
			5,000	(20)	$6.00	Dec. 4, 2016	—	—
	10,000	(21)			$4.95	Sept. 26, 2017
	30,000	(22)			$4.95	Sept. 26, 2017
			10,000	(23)	$4.95	Sept. 26, 2017
	25,000	(24)			$1.63	Feb. 26, 2018
			10,000	(25)	$1.63	Feb. 26, 2018
	10,000	(26)			$1.63	Feb. 26, 2018
	5,000	(27)			$1.63	Feb. 26, 2018
	5,000	(28)			$1.63	Feb. 26, 2018
	20,000	(29)(48)			$1.63	Feb. 26, 2018
	5,000	(30)(48)			$1.63	Feb. 26, 2018
			40,000	(31)	$1.63	Feb. 26, 2018
			5,000	(32)	$1.13	Oct. 30, 2018
C Catherine M. Vaczy	1,500	(33)			$10.00	Apr. 19, 2015	0	$0
	7,500	(34)(47)			$6.00	July 19, 2015	—	—
	2,000	(35)(47)			$6.00	Dec. 21, 2015	—	—
	10,000	(36)			$5.30	June 1, 2016	—	—
	5,000	(37)			$6.00	Dec. 4, 2016	—	—
	10,000	(38)			$6.00	Dec. 4, 2016	—	—
	15,000	(39)			$4.95	Sept. 26, 2017
	10,000	(40)			$4.95	Sept. 26, 2017
			10,000	(41)	$4.95	Sept. 26, 2017
	12,000	(42)			$1.70	Dec. 18, 2017
	10,000	(43)			$1.63	Feb. 26, 2018
			10,000	(44)	$1.63	Feb. 26, 2018
	16,000	(45)			$1.63	Feb. 26, 2018
	5,000	(46)			$1.13	Oct. 30, 2018

*
All numbers in this table and footnotes thereto have been adjusted (as appropriate) to reflect the one-for-ten reverse stock split effective as of August 31, 2006 and the one-for-ten reverse stock split effective as of August 9, 2007.

**	All option and stock awards were made under and are governed by the terms of NeoStem’s 2003 Equity Participation Plan.

***
See “Certain Relationships and Related Transactions” for a description of the Merger Agreement which provides that options outstanding immediately prior to the closing of the transactions under the Merger Agreement to purchase shares of Common Stock, in the sole discretion of the Compensation Committee, may be amended, cancelled and reissued or otherwise modified so that the exercise price shall be adjusted downward to not less than $.80 per share.

(1)	This option was granted to Dr. Smith pursuant to the terms of her employment agreement dated as of May 26, 2006 and vested in its entirety on June 2, 2006.
(2)	This option was granted to Dr. Smith pursuant to the terms of her employment agreement dated as of May 26, 2006 and vested on June 2, 2007.
(3)	This option was granted to Dr. Smith pursuant to the terms of her employment agreement dated as of May 26, 2006 and vested on June 2, 2008.
(4)	This option was granted to Dr. Smith by the Compensation Committee of the Board of Directors (the “Compensation Committee”) on December 5, 2006 and vested in its entirety upon grant.
(5)
This option granted to Dr. Smith by the Compensation Committee on December 5, 2006 vested on August 9, 2007 upon NeoStem’s Common Stock being listed for trading on the American Stock Exchange (now known as the NYSE Amex).

(6)
This option was granted to Dr. Smith in connection with her entering into an amendment to her employment agreement on January 26, 2007, and vested as to (i) 25,000 shares upon the first closings in NeoStem’s January 2007 private placement, (ii) 15,000 shares on June 30, 2007 and 15,000 shares on December 31, 2007.

(7)	This option was granted to Dr. Smith by the Compensation Committee on September 27, 2007 and was vested in its entirety on the date of grant.
(8)
This option was granted to Dr. Smith by the Compensation Committee on September 27, 2007 and is scheduled to vest upon the achievement of a business milestone.   This milestone would be achieved upon consummation of the Company’s proposed Merger and the option would vest provided it is outstanding immediately prior thereto.  See “Certain Relationships and Related Transactions.”

(9)	This option was granted to Dr. Smith by the Compensation Committee on February 27, 2008 and was vested in its entirety on the date of grant.
(10)
This option was granted to Dr. Smith by the Compensation Committee on February 27, 2008 and is scheduled to vest upon the achievement of a business milestone.  This milestone would be achieved upon consummation of the Company’s proposed Merger and the option would vest provided it is outstanding immediately prior thereto.  See “Certain Relationships and Related Transactions.”

(11)	This option was granted to Dr. Smith by the Compensation Committee on February 27, 2008 and vested on September 2, 2008 upon the achievement of a business milestone.
(12)	This option was granted to Dr. Smith by the Compensation Committee on February 27, 2008 and vested on October 31, 2008 upon the achievement of a business milestone.

(13)	This option was granted to Dr. Smith by the Compensation Committee on October 31, 2008 and vested on November 2, 2008 upon the achievement of a business milestone.
(14)	This option was granted to Mr. Weinreb pursuant to the terms of his employment agreement dated as of February 6, 2003 and vested in its entirety on the date of grant.
(15)	This option was granted to Mr. Weinreb by the Board of Directors on September 14, 2004 and vested in its entirety on the date of grant.
(16)
This option was granted to Mr. Weinreb by the Board of Directors and approved by the stockholders on July 20, 2005. The option originally was scheduled to vest as to 20,000 shares on July 20, 2005; as to an additional 10,000 shares on July 20, 2006 and as to the remaining 10,000 shares on July 20, 2007. As a condition of the closing of the June 2006 private placement, Mr. Weinreb entered into a letter agreement with NeoStem pursuant to which he agreed to convert $121,532 in accrued salary into shares of Common Stock at a per share price equal to $4.40 (the price of the shares being sold in the June 2006 private placement) and further agreed to a reduction in his base salary by 25% until the achievement by NeoStem of certain milestones, in partial consideration for which the vesting of this option was accelerated such that it became fully vested as of June 2, 2006, the date of the closing of the June 2006 private placement. This was not considered a material change in the terms of such option and accordingly the fair value was not adjusted.

(17)
This option was granted to Mr. Weinreb pursuant to the letter agreement described in footnote 16, above, and was scheduled to vest as to 33% of the shares upon NeoStem reaching $1,000,000 in cumulative revenues; as to an additional 33% of the shares upon NeoStem reaching $2,000,000 in cumulative revenues; and as to the remaining 34% upon NeoStem reaching $3,000,000 in cumulative revenues.  On October 31, 2008, this business milestone was modified pursuant to an action of the Compensation Committee, which milestone was met on November 20, 2008 and the option vested on that date.  This was not considered a material change in the terms of such option and accordingly the fair value was not adjusted.

(18)
These options were granted to Mr. Weinreb by the Compensation Committee on December 5, 2006 and vested in their entirety on December 15, 2006, the date NeoStem entered into a collection agreement with Hemacare Corporation.

(19)
This option was granted to Mr. Weinreb by the Compensation Committee on December 5, 2006 and was originally scheduled to vest based upon stem cell collections commencing by a New York or California Company owned facility. In connection with the January 2007 private placement, NeoStem was informed by the placement agent that it was advisable for the executive officers of NeoStem to make continued salary concessions and/or agree to an extension of their employment term. On January 26, 2007, Mr. Weinreb therefore entered into a letter agreement with NeoStem pursuant to which, among other things, he agreed to a reduction in his salary by 20% from that to which he would otherwise be entitled under his employment agreement. In consideration for this salary concession, the Compensation Committee agreed, among other things, to the acceleration of the vesting of this option (the acceleration of the vesting date was not considered a material change in the terms of such option and accordingly the fair value was not adjusted).

(20)
This option was granted to Mr. Weinreb by the Compensation Committee on December 5, 2006 and vests upon NeoStem achieving a specified number of adult stem cell collections through new selling programs.

(21)	This option was granted to Mr. Weinreb by the Compensation Committee on September 27, 2007 and was vested in its entirety on the date of grant.
(22)
This option was granted to Mr. Weinreb by the Compensation Committee on September 27, 2007 and vested as to 15,000 shares on October 2, 2007 and 15,000 shares on October 12, 2007, respectively, upon the achievement of certain business milestones.

(23)
This option was granted to Mr. Weinreb by the Compensation Committee on September 27, 2007 and is scheduled to vest upon the achievement of a business milestone.  This milestone would be achieved upon consummation of the Company’s proposed Merger and the option would vest provided it is outstanding immediately prior thereto.  See “Certain Relationships and Related Transactions.”

(24)	This option was granted to Mr. Weinreb by the Compensation Committee on February 27, 2008 was vested in its entirety on the date of grant.
(25)
This option was granted to Mr. Weinreb by the Compensation Committee on February 27, 2008 and is scheduled to vest upon the achievement of a business milestone.  This milestone would be achieved upon consummation of the Company’s proposed Merger and the option would vest provided it is outstanding immediately prior thereto.  See “Certain Relationships and Related Transactions.”

(26)	This option was granted to Mr. Weinreb by the Compensation Committee on February 27, 2008 and vested on September 2, 2008 upon the achievement of a business milestone.
(27)	This option was granted to Mr. Weinreb by the Compensation Committee on February 27, 2008 and vested on October 13, 2008 upon the achievement of a business milestone.
(28)	This option was granted to Mr. Weinreb by the Compensation Committee on February 27, 2008 and vested on September 17, 2008 upon the achievement of a business milestone.

(29)	This option was granted to Mr. Weinreb by the Compensation Committee on February 27, 2008 and vested on October 31, 2008 upon the achievement of a business milestone.
(30)	This option was granted to Mr. Weinreb by the Compensation Committee on February 27, 2008 and vested on November 20, 2008 upon the achievement of a business milestone.
(31)	This option was granted to Mr. Weinreb by the Compensation Committee on February 27, 2008 and is scheduled to vest upon the achievement of a business milestone.
(32)	This option was granted to Mr. Weinreb by the Compensation Committee on October 31, 2008 and is scheduled to vest upon the achievement of a business milestone.
(33)
This option was granted to Ms. Vaczy pursuant to the terms of her employment agreement dated April 20, 2005 and was originally scheduled to vest as to 500 shares on April 20, 2006; as to an additional 500 shares on April 20, 2007 and as to the remaining 500 shares on April 20, 2008. As a condition of the closing of the June 2006 private placement, Ms. Vaczy entered into a letter agreement with NeoStem pursuant to which she agreed to convert $44,711 in accrued salary into shares of Common Stock at a per share price equal to $4.40 (the price of the shares being sold in the June 2006 private placement) and further agreed to a reduction in her base salary by 25% until the achievement by NeoStem of certain milestones, in partial consideration for which the vesting of this option was accelerated such that it became fully vested as of June 2, 2006, the date of the closing of the June 2006 private placement. This was not considered a material change in the terms of such option and accordingly the fair value was not adjusted.

(34)
This option was granted to Ms. Vaczy by the Board of Directors and approved by the stockholders on July 20, 2005. The option originally was scheduled to vest as to 3,750 shares on July 20, 2006 and as to the remaining 3,750 shares on July 20, 2007. In partial consideration for Ms. Vaczy entering into the letter agreement described in footnote 33, above, the vesting of this option was accelerated such that it became fully vested as of June 2, 2006, the date of the closing of the June 2006 private placement. This was not considered a material change in the terms of such option and accordingly the fair value was not adjusted.

(35)	This option was granted to Ms. Vaczy by the Board of Directors on December 22, 2005 and was vested in its entirety on the date of grant.
(36)
This option was granted to Ms. Vaczy pursuant to the letter agreement described in footnote 33, above, and was scheduled to vest as to 33% of the shares upon NeoStem reaching $1,000,000 in cumulative revenues; as to an additional 33% of the shares upon NeoStem reaching $2,000,000 in cumulative revenues; and as to the remaining 34% upon NeoStem reaching $3,000,000 in cumulative revenues.  On October 31, 2008, this business milestone was modified pursuant to an action of the Compensation Committee of the Board of Directors and the option vested immediately. This was not considered a material change in the terms of such option and accordingly the fair value was not adjusted.

(37)	This option was granted to Ms. Vaczy by the Compensation Committee on December 5, 2006, and vested in its entirety upon the closing of NeoStem’s August 2007 public offering.
(38)
This option was granted to Ms. Vaczy by the Compensation Committee on December 5, 2006 and vested in its entirety on April 25, 2007 upon a registration statement filed with the SEC by NeoStem being declared effective.

(39)	This option was granted to Ms. Vaczy by the Compensation Committee on September 27, 2007 and was vested in its entirety on the date of grant.
(40)	This option was granted to Ms. Vaczy by the Compensation Committee on September 27, 2007 and vested in its entirety on November 13, 2007 upon the achievement of a specific business milestone.
(41)
This option was granted to Ms. Vaczy by the Compensation Committee on September 27, 2007 and is scheduled to vest upon the achievement of a business milestone.  This milestone would be achieved upon consummation of the Company’s proposed Merger and the option would vest provided it is outstanding immediately prior thereto.  See “Certain Relationships and Related Transactions.”

(42)	This option was granted to Ms. Vaczy by the Compensation Committee on December 19, 2007 and vested in its entirety on January 1, 2008.
(43)	This option was granted to Ms. Vaczy by the Compensation Committee on February 27, 2008 and vested in its entirety on the date of grant.
(44)
This option was granted to Ms. Vaczy by the Compensation Committee on February 27, 2008 and is scheduled to vest upon the achievement of a business milestone.  This milestone would be achieved upon consummation of the Company’s proposed Merger and the option would vest provided it is outstanding immediately prior thereto.  See “Certain Relationships and Related Transactions.”

(45)	This option was granted to Ms. Vaczy by the Compensation Committee on February 27, 2008 and vested on September 2, 2008 upon the achievement of a business milestone.
(46)	This option was granted to Ms. Vaczy by the Compensation Committee on October 31, 2008 and vested on November 2, 2008 upon the achievement of a business milestone.
(47)
This option provides for the grant of an additional option upon exercise of the original option when the exercise price is paid with shares in the individual’s possession or to which they are entitled.

(48)
This option was originally scheduled to vest upon the achievement of a specified business milestone, which milestone was modified by an action of the Compensation Committee on October 31, 2008.  This was not considered a material change in the terms of such option and accordingly the fair value was not adjusted.

NEOSTEM DIRECTOR COMPENSATION

The following table* sets forth information on all compensation to our non-employee directors for the year ended December 31, 2008.

Name	Year	Fees Earned or Paid in Cash	Stock Awards(1)		Option Awards(1)		All Other Compensation	Total
Ri Richard Berman	2008	—	$201,524	(2)	$51,338	(5)	—	$252,862
Ste Steven Myers	2008	—	$88,385	(3)	$51,338	(6)	—	$139,723
JoseJoseph Zuckerman, MD	2008	—	$49,494	(4)	$51,338	(7)	—	$100,836

*
All numbers in these footnotes have been adjusted (as appropriate) to reflect the one-for-ten reverse stock split effective as of August 31, 2006 and the one-for-ten reverse stock split effective as of August 9, 2007.

(1)
Amounts shown are the amounts recognized for financial statement reporting purposes during 2008 in accordance with FAS 123(R) (as discussed below). Effective January 1, 2006, NeoStem’s 2003 Equity Participation Plan is accounted for in accordance with the recognition and measurement provisions of Statement of Financial Accounting Standards (“FAS”) No. 123 (revised 2004), Share-Based Payment (“FAS 123(R)”), which replaces FAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board Opinion (“APB”) No. 25, Accounting for Stock Issued to Employees, and related interpretations. FAS 123(R) requires compensation costs related to share-based payment transactions, including employee stock options, to be recognized in the financial statements. In addition, NeoStem adheres to the guidance set forth within Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 107, which provides the Staff’s views regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides interpretations with respect to the valuation of share-based payments for public companies. In adopting FAS 123(R), NeoStem applied the modified prospective approach to transition. Under the modified prospective approach, the provisions of FAS 123(R) are to be applied to new awards and to awards modified, repurchased, or cancelled after the required effective date. Additionally, compensation cost for the portion of awards for which the requisite service has not been rendered that are outstanding as of the required effective date shall be recognized as the requisite service is rendered on or after the required effective date. The compensation cost for that portion of awards shall be based on the grant-date fair value of those awards as calculated for either recognition or pro-forma disclosures under FAS 123. The general assumptions     made in calculating the fair value of options are set forth in Note 9 of the Company's notes to its audited consolidated financial statements for the fiscal years ended December 31, 2008 and 2007.  See also “Certain Relationships and Related Transactions” for a description of the Merger Agreement which provides that options outstanding immediately prior to the closing of the transactions under the Merger Agreement to purchase shares of Common Stock, in the sole discretion of the Compensation Committee, may be amended, cancelled and reissued or otherwise modified so that the exercise price shall be adjusted downward to not less than $.80 per share.

(2)
On September 27, 2007, Mr. Berman was awarded a stock grant of 30,000 shares of Common Stock, in his capacity as a member of the Board of Directors. He was also awarded a stock grant of 45,000 shares of Common Stock, in his capacity as Chairman of the Audit, Compensation and Nominating Committees of the Board of Directors. One-half of the total of such shares granted (37,500) vested on the date of grant and the remaining one-half (37,500) vested on September 27, 2008 on the first anniversary of the date of grant. On November 15, 2006, Mr. Berman was awarded a stock grant of 40,000 shares of Common Stock, in connection with his appointment as a member of the Board of Directors, Chairman of the Audit Committee and Chairman of the Compensation Committee. This stock grant vested as follows: 13,333 shares on November 15, 2006, 13,333 shares on November 15, 2007 and 13,334 on November 15, 2008.  At December 31, 2008, Mr. Berman had a total of 115,000 shares in stock awards outstanding, all of which were vested.

(3)
On February 27, 2008, Mr. Berman was granted an option to purchase 36,000 shares of Common Stock at a per share exercise price of $1.63, vesting as to one-half (18,000) of such shares on the date of grant and the remaining one-half (18,000) of such shares on February 27, 2009, the one year anniversary of the date of grant.  At December 31, 2008, Mr. Berman had options to purchase 36,000 shares of Common Stock outstanding, 18,000 of which were vested.

(4)
On September 27, 2007, Mr. Myers was awarded a stock grant of 30,000 shares of Common Stock, in his capacity as a member of the Board of Directors. One-half of the total of such shares granted (15,000) vested on the date of grant and the remaining one-half (15,000) vested on September 27, 2008 on the first anniversary of the date of grant.          On November 16, 2006, Mr. Myers was awarded a stock grant of 20,000 shares of Common Stock, in connection with his appointment as a member of the Board of Directors. This stock grant vested as follows: 6,667 shares on November 16, 2006, 6,667 shares on November 16, 2007 and 6,666 on November 16, 2008.  At December 31, 2008, Mr. Myers had a total of 50,000 shares in stock awards outstanding, all of which were vested.

(5)
On February 27, 2008, Mr. Myers was granted an option to purchase 36,000 shares of Common Stock at a per share exercise price of $1.63, vesting as to one-half (18,000) of such shares on the date of grant and the remaining one-half (18,000) of such shares on February 27, 2009, the one year anniversary of the date of grant.  At December 31, 2008, Mr. Myers had options to purchase 36,000 shares of Common Stock outstanding, 18,000 of which were vested.

(6)
On September 27, 2007, Dr. Zuckerman was awarded a stock grant of 30,000 shares of Common Stock, in his capacity as a member of the Board of Directors. One-half of the total of such shares granted (15,000) vested on the date of grant and the remaining one-half (15,000) vested on September 27, 2008 on the first anniversary of the date of grant. As of December 31, 2007, Dr. Zuckerman had a total of 30,000 shares in stock awards outstanding, all of which were vested.

(7)
On February 27, 2008, Dr. Zuckerman was granted an option to purchase 36,000 shares of Common Stock at a per share exercise price of $1.63, vesting as to one-half (18,000) of such shares on the date of grant and the remaining one-half (18,000) of such shares on February 27, 2009, the one year anniversary of the date of grant.  At December 31, 2008, Dr. Zuckerman had options to purchase 57,500 shares of Common Stock outstanding, 39,500 of which were vested.

GENERAL INFORMATION ON DIRECTOR COMPENSATION

Directors who are employees of NeoStem do not receive additional cash compensation for serving as directors. Independent (non-employee) directors of NeoStem are reimbursed for out-of-pocket travel expenses incurred in their capacity as directors of NeoStem. Pursuant to NeoStem’s 2003 Equity Participation Plan, all directors (including independent directors) are eligible to receive equity awards.  Stock awards and option awards granted (or vesting) during 2008 to NeoStem’s independent directors are reflected in the table and accompanying footnotes above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These persons are required by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports that they file.

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto and/or written representations furnished to us, all parties subject to the reporting requirements of Section 16(a) filed all such required reports during and with respect to the fiscal year ended December 31, 2008, except that Southpoint Capital Advisors LP, Southpoint GP, LP, Southpoint Capital Advisors, LLC, Southpoint GP, LLC, Robert W. Butts and John S. Clark (collectively, “Southpoint”), filed a Form 3 on February 17, 2009 to report status as a 10% owner of the Company’s Common Stock, which was required to have been previously filed.

Code of Ethics

The Company has adopted a Code of Ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller (or persons performing similar functions). The Code of Ethics is available on our website, www.neostem.com, and also has been filed as Exhibit 14.1 to Annual Report on Form 10-K for the year ended December 31, 2003.

PROPOSAL TWO

APPROVAL OF THE 2009 EQUITY COMPENSATION PLAN

General

On April 9, 2009, our Board of Directors adopted the Neostem, Inc. 2009 Equity Compensation Plan (the “2009 Plan”), subject to the approval of our stockholders.

The general purpose of the 2009 Plan is to provide an incentive to our employees, directors, consultants and advisors by enabling them to share in the future growth of our business.  Our Board of Directors believes that the granting of stock options, restricted stock awards, unrestricted stock awards and similar kinds of equity-based compensation promotes continuity of management and increases incentive and personal interest in the welfare of our Company by those who are primarily responsible for shaping and carrying out our long range plans and securing our growth and financial success.

The Board believes that the 2009 Plan will advance our interests by enhancing our ability to (a) attract and retain employees, consultants, directors and advisors who are in a position to make significant contributions to our success; (b) reward our employees, consultants, directors and advisors for these contributions; and (c) encourage employees, consultants, directors and advisors to take into account our long-term interests through ownership of our shares.

If the 2009 Plan is approved by stockholders, options to purchase shares of Common Stock or awards may continue to be granted under our 2003 Equity Participation Plan, as amended.  As of April 1, 2009, 5,314 shares of our Common Stock remain available for issuance under the 2003 Equity Participation Plan.

Description of the 2009 Equity Compensation Plan

The following description of the principal terms of the 2009 Plan is a summary and is qualified in its entirety by the full text of the 2009 Plan, which is attached as Appendix A hereto.

Administration. The 2009 Plan will be administered by the Compensation Committee of our Board of Directors.  The Compensation Committee may grant options to purchase shares of our Common Stock, stock appreciation rights and restricted stock units payable in shares of our Common Stock, as well as restricted or unrestricted shares of our Common Stock.  The Compensation Committee also has broad authority to determine the terms and conditions of each option or other kind of equity award, adopt, amend and rescind rules and regulations for the administration of the 2009 Plan and amend or modify outstanding options (including the repricing thereof), grants and awards.  The Board of Directors may delegate authority to the chief executive officer and/or other executive officers to grant options to employees (other than themselves), subject to guidelines established by our Board of Directors and consistent with the 2009 Plan.  No options, stock purchase rights or awards may be made under the Plan on or after April 9, 2019, but the 2009 Plan will continue thereafter while previously granted options, stock appreciation rights or awards remain subject to the 2009 Plan.

Eligibility.  Persons eligible to receive options, stock appreciation rights or other awards under the 2009 Plan are those employees, consultants, advisors and directors of our Company and our subsidiaries who, in the opinion of the Compensation Committee, are in a position to contribute to our success.

Shares Subject to the 2009 Plan.  The aggregate number of shares of Common Stock available for issuance in connection with options and awards granted under the 2009 Plan will be 3,800,000, subject to customary adjustments for stock splits, stock dividends or similar transactions.  Incentive Stock Options may be granted under the 2009 Plan with respect to all of those shares.  If any option or stock appreciation right granted under the 2009 Plan terminates without having been exercised in full or if any award is forfeited, the number of shares of Common Stock as to which such option or award was forfeited will be available for future grants under the 2009 Plan.  No employee, consultant, advisor or director may receive options or stock appreciation rights relating to more than 1,900,000 shares of our Common Stock in the aggregate in any calendar year.

Terms and Conditions of Options. Options granted under the 2009 Plan may be either “incentive stock options” that are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or “nonstatutory stock options” that do not meet the requirements of Section 422 of the Code.  The Compensation Committee will determine the exercise price of options granted under the 2009 Plan.  The exercise price of incentive stock options may not be less than the fair market value, on the date of grant, per share of our Common Stock issuable upon exercise of the option (or 110% of fair market value in the case of incentive options granted to a ten-percent stockholder).

If on the date of grant the Common Stock is listed on a stock exchange or is quoted on the automated quotation system of Nasdaq, the fair market value shall generally be the closing sale price on the date of grant (or, if no trades were made on the date of grant, for the last trading day before the date of grant).  If no such prices are available, the fair market value shall be determined in good faith by the Compensation Committee based on the reasonable application of a reasonable valuation method.  On April 6, 2009, the closing sale price of a share of Common Stock on NYSE Amex was $1.07.

No option may be exercisable for more than ten years (five years in the case of an incentive option granted to a ten-percent stockholder) from the date of grant.  Options granted under the 2009 Plan will be exercisable at such time or times as the Compensation Committee prescribes at the time of grant.  No employee may receive incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000.

Generally, the option price may be paid (a) in cash or by certified check, bank draft or money order, (b) through delivery of shares of our Common Stock having a fair market value equal to the purchase price, or (c) a combination of these methods.  The Compensation Committee is also authorized to establish a cashless exercise program and to permit the exercise price (or tax withholding obligations) to be satisfied by reducing from the shares otherwise issuable upon exercise a number of shares having a fair market value equal to the exercise price.

Options granted under the 2009 Plan may be granted with a "reload" feature under which an optionee will be granted a new option for a number of shares that is equal to the number of shares applied by the optionee to satisfy the exercise price or tax withholdings of a previous option grant.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient.  However, the Compensation Committee may permit the holder of an option or stock appreciation right to transfer the option or right to immediate family members or a family trust for estate planning purposes.  Unless otherwise provided by the Compensation Committee, options that are exercisable at the time of a recipient's termination of service with us will continue to be exercisable for 90 days, unless the optionee terminates employment or service with us due to death or disability, in which case the option will continue to be exercisable for one year, or upon a voluntary termination or for cause, in which case the option will cease to be exercisable upon termination.

Stock Appreciation Rights.  A stock appreciation right may be granted by the Compensation Committee either alone, or in tandem with, other options or awards under the 2009 Plan.  A stock appreciation right will relate to a number of shares of our Common Stock as the Compensation Committee determines at the time of grant.  Each stock appreciation right will have an exercise period determined by the Compensation Committee not to exceed ten years from the date of grant.  Upon exercise of a stock appreciation right, the holder will receive a number of shares of our Common Stock equal to (i) the number of shares for which the stock appreciation right is exercised times the appreciation in the fair market value of a share of our Common Stock between the date the stock appreciation right was granted and its date of exercise; divided by (ii) the fair market value of a share of Common Stock on the date that the stock appreciation right is exercised.  The Compensation Committee will determine the extent to which a holder of a stock appreciation right may exercise the right following termination of service with us.

Terms and Conditions of Stock Awards. The Compensation Committee may also grant a restricted or unrestricted stock award and/or a restricted stock unit award to any eligible employee, consultant, director or advisor.  Under a restricted stock award, shares of common stock that are the subject of the award are generally subject to forfeiture to the extent that the recipient terminates service with us prior to the award having vested or if the performance goals established by the Compensation Committee as a condition of vesting are not achieved.  Shares of common stock subject to a restricted stock award cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the recipient of the award unless and until the applicable restrictions lapse.  Unless otherwise determined by the Compensation Committee, holders of restricted shares will have the right to vote such shares and to receive any cash dividends with respect thereto during the restriction period.  Any stock dividends will be subject to the same restrictions as the underlying shares of restricted stock.

Under a restricted stock unit award, restricted stock units that are the subject of the award are generally subject to forfeiture to the extent that the recipient terminates service with us prior to the award having vested or if the performance goals established by the Compensation Committee as a condition of vesting are not achieved.  To the extent that the award of restricted stock units vests, the recipient shall become entitled to receive a number of shares of Common Stock equal to the number of restricted stock units that became vested.  Restricted stock units cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the recipient of the award and during a recipient’s lifetime may be exercised only by the recipient.  Prior to the delivery of shares of Common Stock with respect to an award of restricted stock units, the recipient shall have no rights as a stockholder of our Company.

Unrestricted stock awards are grants of shares of Common Stock that are not subject to forfeiture.

To the extent that the Compensation Committee grants stock awards that are subject to the satisfaction of performance goals specified by the Compensation Committee (“performance awards”), the Compensation Committee shall establish the specified levels of performance goals.  Performance goals may be weighted for different factors and measures.  The Compensation Committee will have discretion to make adjustments to a performance award in certain circumstances, such as when a person is promoted into a position of eligibility for a performance award, is transferred between eligible positions with different performance goals, terminates employment and is subsequently rehired, takes a leave of absence, or other circumstances deemed appropriate by the Compensation Committee.  The Compensation Committee may also increase or decrease a stock award to any individual, except that, an award intended to be “qualified performance-based compensation” for purposes of Section 162(m) of the Code, may not be increased.  The Compensation Committee will certify the degree of attainment of performance goals after the end of each year.

If stock awards are intended to satisfy the conditions for deductibility under Section 162(m) of the Code as “performance-based compensation,” the performance criteria will be selected from among the following, which may be applied to our Company as a whole, or to an individual recipient, or to a department, unit, division or function within the Company or an affiliate, and they may apply on a pre- or post-tax basis, either alone or relative to the performance of other businesses or individuals (including industry or general market indices): (a) earnings (either in the aggregate or on a per-share basis, reflecting dilution of shares as the committee deems appropriate and, if the committee so determines, net of or including dividends) before or after interest and taxes (“EBIT”) or before or after interest, taxes, depreciation, and amortization (“EBITDA”); (b) gross or net revenue or changes in annual revenues; (c) cash flow(s) (including either operating or net cash flows); (d) financial return ratios; (e) total stockholder return, stockholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price, or share price appreciation; (f) earnings growth or growth in earnings per share; (g) return measures, including return or net return on assets, net assets, equity, capital, investment, or gross sales; (h) adjusted pre-tax margin; (i) pre-tax profits; (j) operating margins; (k) operating profits; (l) operating expenses; (m) dividends; (n) net income or net operating income; (o) growth in operating earnings or growth in earnings per share; (p) value of assets; (q) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (r) aggregate product price and other product measures; (s) expense or cost levels, in each case, where applicable, determined either on a company-wide basis or in respect of any one or more specified divisions; (t) reduction of losses, loss ratios or expense ratios; (u) reduction in fixed costs; (v) operating cost management; (w) cost of capital; (x) debt reduction; (y) productivity improvements; (z) average inventory turnover; or (aa) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures.

Effect of Certain Corporate Transactions.  In the event that our Company merges or consolidates with another corporation, or if our Company liquidates or sells substantially all of its assets, or if a person or entity or a group of persons and/or entities acting in concert becomes the beneficial owner of more than 50% of the combined voting power of our outstanding securities, then each holder of an option or stock appreciation right will be entitled, upon exercise of the option or stock appreciation right, to receive, in lieu of shares of our Common Stock, the securities or other property to which the holder would have been entitled if the option or stock appreciation right had been exercised immediately prior to such event.  The Board may waive any restrictions applicable to options or stock appreciation rights so that they may be exercised prior to such an event.  In connection with such an event, the successor corporation may assume other awards granted under the 2009 Plan.  However, if the successor corporation does not assume the awards, then all vesting periods and other conditions applicable to the awards will be deemed to have been satisfied as a result of such an event.  Our Board of Directors may also treat all vesting periods and other conditions applicable to the awards as having been satisfied as a result of such an event regardless of whether or not the awards would have been assumed or continued by the successor corporation.  The proposed transaction between the Company and China Biopharmaceutical Holdings, Inc. shall not constitute a corporate transaction for this purpose.

Amendment, Termination.  Our Board may at any time amend the 2009 Plan for the purpose of satisfying the requirements of the Code, or other applicable law or regulation or for any other legal purpose, provided that, without the consent of our stockholders, the Board may not (a) increase the number of shares of Common Stock available under the 2009 Plan, (b) change the group of individuals eligible to receive options, stock appreciation rights and/or other Awards, or (c) extend the term of the 2009 Plan.

Federal Income Consequences

Following is a summary of the federal income tax consequences of option and other grants under the 2009 Plan.  Optionees and recipients of other rights and Awards granted under the 2009 Plan are advised to consult their personal tax advisors before exercising an option, stock appreciation right or award or disposing of any stock received pursuant to the exercise of an option, stock appreciation right or award.  In addition, the following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local or other tax laws.

Treatment of Options

The Code treats incentive stock options and nonstatutory stock options differently.  However, as to both types of options, no income will be recognized to the optionee at the time of the grant of the options under the 2009 Plan, nor will our Company be entitled to a tax deduction at that time.

Generally, upon exercise of a nonstatutory stock option (including an option intended to be an incentive stock option but which has not continued to so qualify at the time of exercise), an optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the option price.  Our Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee in the fiscal year which includes the end of the optionee’s taxable year.  We will be required to satisfy applicable withholding requirements in order to be entitled to a tax deduction.  In general, if an optionee, in exercising a nonstatutory stock option, tenders shares of our Common Stock in partial or full payment of the option price, no gain or loss will be recognized on the tender.  However, if the tendered shares were previously acquired upon the exercise of an incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the incentive stock option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the incentive stock option.

For incentive stock options, there is no taxable income to an optionee at the time of exercise.  However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the “alternative minimum tax” will apply for the year of exercise.  If the shares acquired upon exercise are held until at least two years from the date of grant and more than one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price).  Under current federal income tax law, a long-term capital gain will be taxed at a rate which is less than the maximum rate of tax on ordinary income.  If the two-year and one year holding period requirements are not met (a “disqualifying disposition”), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price.  The remainder of the gain will be treated as long-term capital gain, depending upon whether the stock has been held for more than a year. If an optionee makes a disqualifying disposition, our Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

In general, if an optionee, in exercising an incentive stock option, tenders shares of Common Stock in partial or full payment of the option price, no gain or loss will be recognized on the tender.  However, if the tendered shares were previously acquired upon the exercise of another incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other option.

As noted above, the exercise of an incentive stock option could subject an optionee to the alternative minimum tax.  The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise.  However, as a general rule, the amount by which the fair market value of the Common Stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of “adjustment” for purposes of determining the alternative minimum taxable income on which the alternative tax may be imposed.  As such, this item will enter into the tax base on which the alternative minimum tax is computed, and may therefore cause the alternative minimum tax to become applicable in any given year.

Treatment of Stock Appreciation Rights

Generally, the recipient of a stock appreciation right will not recognize any income upon grant of the stock appreciation right, nor will our Company be entitled to a deduction at that time.  Upon exercise of a stock appreciation right, the holder will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value of our Common Stock at that time.

Treatment of Stock Awards

Generally, absent an election to be taxed currently under Section 83(b) of the Code (a "Section 83(b) Election"), there will be no federal income tax consequences to either the recipient or our Company upon the grant of a restricted stock award.  At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income and our Company generally will be entitled to a corresponding deduction equal to the fair market value of the Common Stock at that time.  If a Section 83(b) Election is made within 30 days after the date the restricted stock award is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time.  If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.

The recipient of an unrestricted stock award will recognize ordinary income, and our Company generally will be entitled to a corresponding deduction, equal to the fair market value of our Common Stock that is the subject of the award when the Award is made.

The recipient of a restricted stock unit will recognize ordinary income as and when the units vest.  The amount of the income will be equal to the fair market value of the shares of our Common Stock issued at that time, and our Company will be entitled to a corresponding deduction.  The recipient of a restricted stock unit will not be permitted to make a Section 83(b) Election with respect to such award.

Potential Limitation on Company Deductions

Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation exceeds $1 million for a covered employee.  It is possible that compensation attributable to options granted in the future under the 2009 Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.  Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation.  In accordance with Treasury regulations issued under Code Section 162(m), compensation attributable to options will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a Compensation Committee comprised solely of “outside directors”; and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant.

Tax Withholding

As and when appropriate, we shall have the right to require each optionee purchasing shares of Common Stock and each grantee receiving an award of shares of Common Stock under the 2009 Plan to pay any federal, state or local taxes required by law to be withheld.

Option Grants and Stock Awards

The grant of options and other awards under the 2009 Plan is discretionary, and we cannot determine now the specific number or type of options or awards to be granted in the future to any particular person or group, except for the grants set forth in the following New Plan Benefits table. The Company does anticipate, however, that a significant portion of the shares of Common Stock made available under the 2009 Plan may be utilized in the near term as a result of the minimal number of shares available under its 2003 Equity Participation Plan over the last year.  Any such grants of options or other awards would be made in the sole discretion of the Compensation Committee in such amounts and to such persons as it deemed appropriate.  In addition, in connection with the Company’s proposed Merger with CBH, the Merger Agreement provides that options outstanding immediately prior to the closing of the transactions under the Merger Agreement to purchase shares of Common Stock, in the sole discretion of the Compensation Committee, may be amended, canceled and reissued or otherwise modified so that the exercise price shall be adjusted downward to not less than $0.80 per share.  Accordingly, options that may be issued under the 2009 Plan before such closing, as well as currently outstanding options, could have the exercise price so adjusted upon the Merger.
NEW PLAN BENEFITS

NEOSTEM, INC.
2009 EQUITY COMPENSATION PLAN

Name and Position	Dollar Value ($)	Number of Units

Non-Executive Officer Employee Group	*	Options to purchase 375,000 shares of Common Stock*

*  These options (the (“Options”) are to be granted upon approval of the 2009 Plan by the Company’s stockholders (the “Grant Date”) or upon the approval of the Company’s proposed Merger by the Company’s stockholders (the “Second Grant Date”) to two new employees in consideration of entering into employment with the Company.  The first option is to purchase 75,000 shares of Common Stock, exercisable for 10 years from the Grant Date, at an exercise price equal to the closing price of the Common Stock on the Grant Date, and will vest as to (i) 25,000 shares on the Grant Date, (ii) 25,000 shares on the six month anniversary of the Grant Date and (iii) 25,000 shares on the one year anniversary of the Grant Date.  The second option is to purchase 100,000 shares of Common Stock, exercisable for 10 years from the Grant Date, at an exercise price equal to the closing price of the Common Stock on the Grant Date, and will vest over a three year period in equal amounts every six month anniversary of the Grant Date.  The third option (to be granted to the recipient of the second option) is to purchase 200,000 shares of Common Stock, exercisable for 10 years from the Second Grant Date, at an exercise price equal to the closing price of the Common Stock on the Second Grant Date and will vest over a three year period in equal amounts every six month anniversary of the Second Grant Date. The market value of the Common Stock underlying the Options, based on the closing price of the Common Stock of $1.07 on April 6, 2009 on the NYSE Amex, is $401,250.  These Options are intended to be “incentive stock options.”  Please see “ - Federal Income Tax Consequences” for a discussion of the federal income tax consequences of the issuance and exercise of these Options to the recipients and the Company.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY
VOTE “FOR” PROPOSAL 2.

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT OF HOLTZ RUBENSTEIN REMINICK LLP
AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009

The Audit Committee has appointed Holtz Rubenstein Reminick LLP as the Company's independent registered public accounting firm for the Company’s fiscal year ending December 31, 2009. Our Board is submitting this appointment to our stockholders for ratification. Holtz Rubenstein Reminick LLP has served as the Company's independent registered public accounting firm since 2003. It is intended that the persons named in the accompanying proxy will vote for the ratification of Holtz Rubenstein Reminick LLP. Representatives of Holtz Rubenstein Reminick LLP are expected to attend the meeting, to have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

ACCOUNTING FEES AND OTHER ACCOUNTING MATTERS

The following is a summary of the fees billed or expected to be billed to us by Holtz Rubenstein Reminick LLP, the Company's independent auditors, for professional services rendered for the fiscal years ended December 31, 2008 and December 31, 2007:

Fee Category	Fiscal 2008 Fees	Fiscal 2007 Fees
Audit Fees(1)	$104,000	$92,000
Audit-Related Fees(2)	$100,335	$103,000
Tax Fees(3)	$19,800	$9,000
All Other Fees(4)	$-	$-

Total Fees	$224,135	$204,000

(1) Audit Fees consist of aggregate fees billed or expected to be billed for professional services rendered for the audit of the Company's annual consolidated financial statements included in the Company's Annual Reports on Form 10-K and review of the interim consolidated financial statements included in Quarterly Reports on Forms 10-Q and 10-QSB or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2008 and December 31, 2007, respectively.

(2) Audit-Related Fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees." Such services include review of Form 8-K, S-1, SB-2 and S-3 filings (and related correspondence with the SEC), agreed upon procedures in connection with the Company's proposed merger and acquisition transactions and review of the related proposed S-4 filing, and research into various accounting issues.

(3) Tax Fees consist of aggregate fees billed or expected to be billed for professional services rendered for tax compliance, tax advice and tax planning. These fees related to preparation of the Company's federal and state income tax returns and other tax compliance activities.

(4) All Other Fees consist of aggregate fees billed for products and services provided by Holtz Rubenstein Reminick LLP, other than those disclosed above.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors and approves in advance any services to be performed by the independent auditors, whether audit-related or not. The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors. All of the fees shown above were pre-approved by the Audit Committee.

Vote Required

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY
VOTE “FOR” PROPOSAL 3.

STOCKHOLDER PROPOSALS

Any proposal intended to be presented by a stockholder at the next annual meeting of stockholders must be received by the Company at the Company's principal executive offices, 420 Lexington Avenue, Suite 450, New York, New York 10170 no later than the close of business on December 16, 2009 to be considered for inclusion in the proxy statement for the annual meeting and by March 1, 2010 in order for the proposal to be considered timely for consideration at next year's annual meeting (but not included in the proxy statement for such meeting).

ANNUAL REPORTS

The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the "2008 Annual Report") containing consolidated financial statements reflecting the financial position of the Company as of December 31, 2008 and 2007, and the results of operations and statements of cash flows for each of the three years in the period ended December 31, 2008, has been mailed with this proxy material to all stockholders.   The 2008 Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Company delivers its proxy materials and annual reports to each stockholder of record. If any stockholders sharing an address wish to receive only one copy of each such document, they should send a letter with this request to the Company's principal executive offices, c/o Corporate Secretary, 420 Lexington Avenue, Suite 450, New York, New York 10170.

OTHER BUSINESS

The Annual Meeting is called for the purposes set forth in the Notice. The Board does not know of any matter for action by stockholders at such Annual Meeting other than the matters described in the Notice. However, the enclosed proxy will confer discretionary authority with respect to matters which are not known at the date of printing hereof which may properly come before the Annual Meeting. It is the intention of the person named in the proxy to vote in accordance with their judgment on any such matter.

You are cordially invited to attend the Annual Meeting in person. Your participation in and discussion of the Company's affairs will be welcome.

By Order of the Board of Directors

/s/ Catherine M. Vaczy

Catherine M. Vaczy, Secretary

Appendix A

NEOSTEM, INC.

2009 EQUITY COMPENSATION PLAN

1.     Purposes of the Plan.  The purposes of this Neostem, Inc. 2009 Equity Compensation Plan (the “Plan”) are: to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to Employees, Directors and Consultants, and to promote the success of the Company and any Parent or Subsidiary.  Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.  Stock Awards, Unrestricted Shares and Stock Appreciation Rights may also be granted under the Plan.

2.     Definitions.  As used herein, the following definitions shall apply:

 “Administrator” means a Committee which has been delegated the responsibility of administering the Plan in accordance with Section 4 of the Plan or, if there is no such Committee, the Board.

 “Applicable Laws” means the requirements relating to the administration of equity compensation plans under the applicable corporate and securities laws of any of the states in the United States, U.S. federal securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

 “Award” means an Option, a Stock Award, a Stock Appreciation Right and/or the grant of Unrestricted Shares.

 “Board” means the Board of Directors of the Company.

“Cause”, with respect to any Service Provider, means (unless otherwise determined by the Administrator) such Service Provider’s (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company; (iii) personal dishonesty, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with the Service Provider’s duties; (v) chronic use of alcohol, drugs or other similar substances which affects the Service Provider’s work performance; or (vi) material breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Service Provider for the benefit of the Company, all as reasonably determined by the Committee, which determination will be conclusive.  Notwithstanding the foregoing, if a Service Provider and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement, advisory agreement or other similar agreement that specifically defines “cause,” then with respect to such Service Provider, “Cause” shall have the meaning defined in that employment agreement, consulting agreement, advisory agreement or other agreement.

 “Code” means the Internal Revenue Code of 1986, as amended.

 “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

 “Common Stock” means the common stock, par value $.001 per share, of the Company.

 “Company” means Neostem, Inc., a Delaware corporation.

 “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity, other than an Employee or a Director.

 “Director” means a member of the Board.

 “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

 “Employee” means any person, including officers and Directors, serving as an employee of the Company or any Parent or Subsidiary.  An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary or any successor.  For purposes of an Option initially granted as an Incentive Stock Option, if a leave of absence of more than three months precludes such Option from being treated as an Incentive Stock Option under the Code, such Option thereafter shall be treated as a Nonstatutory Stock Option for purposes of this Plan.  Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute “employment” by the Company.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)           if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NYSE Amex, Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, or any successor to any of them, the Fair Market Value of a Share of Common Stock shall be the closing sales price of a Share of Common Stock as quoted on such exchange or system for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Committee deems reliable, including without limitation, Yahoo! Finance;

(ii)         if the Common Stock is regularly quoted by a recognized securities dealer but is not listed in the manner contemplated by clause (i) above, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Committee deems reliable, including without limitation Yahoo! Finance; or

(iii)        if neither clause (i) above nor clause (ii) above applies, the Fair Market Value shall be determined in good faith by the Administrator based on the reasonable application of a reasonable valuation method.

“Grant Agreement” means an agreement between the Company and a Participant evidencing the terms and conditions of an individual Option or Stock Appreciation Right grant.  Each Grant Agreement shall be subject to the terms and conditions of the Plan.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

 “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

 “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option grant, Stock Award grant or grant of Unrestricted Shares or Stock Appreciation Rights.  The Notice of Grant applicable to Stock Options or Stock Appreciation Rights shall be part of the Grant Agreement.

 “Option” means a stock option granted pursuant to the Plan.

“Optioned Stock” means the Common Stock subject to an Option.

 “Optionee” means the holder of an outstanding Option granted under the Plan.

  “Parent” means a “parent corporation” of the Company (or, for purposes of Section 16(b) of the Plan, a successor to the Company), whether now or hereafter existing, as defined in Section 424(e) of the Code.

 “Participant” shall mean any Service Provider who holds an Option, Restricted Stock, a Stock Award, Unrestricted Shares or a Stock Appreciation Right granted or issued pursuant to the Plan.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to such Rule 16b-3, as such rule is in effect when discretion is being exercised with respect to the Plan.

“Section 16(b)” means Section 16(b) of the Exchange Act.

“Service Provider” means an Employee, Director or Consultant.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

“Stock Appreciation Right” means a right awarded pursuant to Section 14 of the Plan.

“Stock Award” means an Award of Shares pursuant to Section 11 of the Plan or an award of Restricted Stock Units pursuant to Section 12 of the Plan.

“Stock Award Agreement” means an agreement, approved by the Administrator, providing the terms and conditions of a Stock Award.

“Stock Award Shares” means Shares subject to a Stock Award.

“Stock Awardee” means the holder of an outstanding Stock Award granted under the Plan.

“Subsidiary” means a "subsidiary corporation" of the Company (or, for purposes of Section 16(b) of the Plan, a successor to the Company), whether now or hereafter existing, as defined in Section 424(f) of the Code.

 “Unrestricted Shares” means a grant of Shares made on an unrestricted basis pursuant to Section 13 of the Plan.

3.     Stock Subject to the Plan.  Subject to the provisions of Section 16(a) of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 3,800,000 Shares, all of which may be issued in respect of Incentive Stock Options.  The Shares may be authorized but unissued, or reacquired, shares of Common Stock.  The maximum number of Shares subject to Options and Stock Appreciation Rights which may be issued to any Participant under the Plan during any calendar year is 1,900,000 Shares. If an Option or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full or is canceled or terminated, or if any Shares of Restricted Stock or Shares underlying a Stock Award are forfeited or reacquired by the Company, the Shares that were subject thereto shall be added back to the Shares available for issuance under the Plan.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

4.     Administration of the Plan.

(a)       Appointment.  The Plan shall be administered by a Committee to be appointed by the Board, which Committee shall consist of not less than two members of the Board and shall be comprised solely of members of the Board who qualify as both non-employee directors as defined in Rule 16b-3(b)(3) of the Exchange Act and outside directors within the meaning of Department of Treasury Regulations issued under Section 162(m) of the Code.  The Board shall have the power to add or remove members of the Committee, from time to time, and to fill vacancies thereon arising; by resignation, death, removal, or otherwise.  Meetings shall be held at such times and places as shall be determined by the Committee.  A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting.

(b)       Powers of the Administrator.  The Administrator shall have the authority, in its discretion:

(i)              to determine the Fair Market Value of Shares;

(ii)             to select the Service Providers to whom Options, Stock Awards, Unrestricted Shares and/or Stock Appreciation Rights may be granted hereunder;

(iii)            to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv)            to approve forms of agreement for use under the Plan;

(v)             to determine the terms and conditions, not inconsistent with the terms of the Plan or of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options and Stock Appreciation Rights may be exercised (which may be based on performance criteria), any vesting, acceleration or waiver of forfeiture provisions, and any restriction or limitation regarding any Option, Stock Appreciation Right or Stock Award, or the Shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)            to construe and interpret the terms of the Plan, Awards granted pursuant to the Plan and agreements entered into pursuant to the Plan;

(vii)           to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii)          to modify or amend each Award (subject to Section 19(c) of the Plan), including the discretionary authority to extend, subject to the terms of the Plan, the post-termination exercisability period of Options or Stock Appreciation Rights longer than is otherwise provided for in a Grant Agreement and to accelerate the time at which any outstanding Option or Stock Appreciation Right may be exercised;

(ix)             to allow grantees to satisfy withholding tax obligations by having the Company withhold from the Shares to be issued upon exercise of an Option or Stock Appreciation Right, upon vesting of a Stock Award, or upon the grant of Unrestricted Shares that number of Shares having a Fair Market Value equal to the amount required to be withheld, provided that withholding is calculated at the minimum statutory withholding level.  The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined.  All determinations to have Shares withheld for this purpose shall be made by the Administrator in its discretion;

(x)              to reduce the exercise price of any Option or Stock Appreciation Right

(xi)             to authorize any person to execute on behalf of the Company any agreement entered into pursuant to the Plan and any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xii)            to make all other determinations deemed necessary or advisable for administering the Plan.

(c)       Effect of Administrator's Decision.  The Administrator's decisions, determinations and interpretations shall be final and binding on all holders of Awards and Restricted Stock.  None of the Board, the Committee or the Administrator, nor any member or delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and each of the foregoing shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including without limitation reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

(d)       Delegation of Grant Authority.  Notwithstanding any other provision in the Plan, the Board may authorize the Company’s Chief Executive Officer or another executive officer of the Company or a committee of such officers (“Authorized Officers”) to grant Options under the Plan; provided, however, that in no event shall the Authorized Officers be permitted to grant Options to (i) any Director, (ii) any person who is identified by the Company as an executive officer of the Company or who is subject to the restrictions imposed under Section 16 of the Exchange Act, (iii) any person who is not an employee of the Company or any Subsidiary, or (iv) such other person or persons as may be designated from time to time by the Board.  If such authority is provided by the Board, the Board shall establish and adopt written guidelines setting forth the maximum number of shares for which the Authorized Officers may grant Options to any individual during a specified period of time and such other terms and conditions as the Board deems appropriate for such grants.  Such guidelines may be amended by the Board prospectively at any time.  Subject to the foregoing, the Authorized Officers shall have the same authority as the Administrator under this Section 4 with respect to the grant of Options under the Plan.

5.     Eligibility.  Nonstatutory Stock Options, Stock Awards, Unrestricted Shares and Stock Appreciation Rights may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.  Notwithstanding anything contained herein to the contrary, an Award may be granted to a person who is not then a Service Provider; provided, however, that the grant of such Award shall be conditioned upon such person becoming a Service Provider at or prior to the time of the execution of the agreement evidencing such Award.

6.     Limitations.

(a)       Each Option shall be designated in the Grant Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, if a single Employee becomes eligible in any given year to exercise Incentive Stock Options for Shares having a Fair Market Value in excess of $100,000, those Options representing the excess shall be treated as Nonstatutory Stock Options.  In the previous sentence, “Incentive Stock Options” include Incentive Stock Options granted under any plan of the Company or any Parent or any Subsidiary.  For the purpose of deciding which Options apply to Shares that “exceed” the $100,000 limit, Incentive Stock Options shall be taken into account in the same order as granted.  The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)       Neither the Plan nor any Award nor any agreement entered into pursuant to the Plan shall confer upon a Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, with or without cause.

7.     Term of the Plan.  Subject to Section 22 of the Plan, the Plan shall become effective upon its adoption by the Board.  It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 19 of the Plan.

8.     Term of Options.  Unless otherwise provided in the applicable Grant Agreement, the term of each Option granted to anyone other than a Consultant shall be ten (10) years from the date of grant and the term of each Option granted to any Consultant shall be five (5) years from the date of grant.  In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the applicable Grant Agreement.  However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns, directly or indirectly, stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the applicable Grant Agreement.

9.     Option Exercise Price; Exercisability.

(a)       Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

  (i)          In the case of an Incentive Stock Option

(A)           granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant, or

(B)           granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)          In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator; provided, however, that in the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price of a Nonstatutory Stock Option shall be no less than 100% of the Fair Market Value per Share on the date of grant, as determined by the Administrator in good faith.

(iii)        Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% (or 110%, if clause (i)(A) above applies) of the Fair Market Value per Share on the date of grant pursuant to a merger or other comparable corporate transaction.

(b)       Exercise Period and Conditions.  At the time that an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(c)       Reload Options.  The Administrator may grant Options with a reload feature.  A reload feature shall only apply when the option price is paid by delivery of Common Stock (as set forth in Section 10(f)) or by having  the  Company reduce the number of shares otherwise issuable to an Optionee (as provided for in Section 10(f)) (a "Net Exercise").  The Grant Agreement for the Options containing the reload feature shall provide that the Option holder shall receive, contemporaneously with the payment of the exercise price in shares of Common  Stock or in the event of a Net Exercise, a reload stock option (the "Reload Option") to purchase that number of shares of Common Stock equal to the sum of (i) the number of shares of Common  Stock used to exercise the Option (or not issued in the case of a Net Exercise), and (ii) with respect to Nonstatutory Stock Options, the number of shares of Common Stock used to satisfy any tax withholding requirement incident to the exercise of such Nonstatutory Stock Option.  The  terms of the Plan applicable to the Option shall be equally applicable to the Reload Option with the following  exceptions: (i) the exercise price per share of Common Stock deliverable upon the exercise of the Reload Option, (A) in the case of a Reload Option which is an Incentive Stock Option being granted to a 10% Stockholder, shall be one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date of grant of the Reload Option, and (B) in the case of a Reload Option which is an Incentive Stock Option being granted to a person other than a 10% Stockholder or is a Nonstatutory Stock Option, shall be the Fair Market Value of a share of Common Stock on the date of grant of the Reload Option; and (ii) the term of the Reload Option shall be equal to the remaining option term of the Option (including a Reload Option) which gave rise to the Reload Option.  The Reload Option shall be evidenced by an appropriate amendment to the Grant Agreement for the Option which gave rise to the Reload Option.  In the event the exercise  price of an Option containing a reload feature is paid by check and not in shares of Common Stock, the reload feature shall have no application with respect to such exercise.

10.   Exercise of Options; Consideration.

(a)       Procedure for Exercise; Rights as a Shareholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Grant Agreement.  Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence.  An Option may not be exercised for a fraction of a Share.  An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Grant Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised.  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Grant Agreement and Section 10(f) of the Plan.  Shares issued upon exercise of an Option shall be issued in the name of the Optionee.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.  Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)       Termination of Relationship as a Service Provider.  Unless otherwise specified in the Grant Agreement or provided by the Administrator, if an Optionee ceases to be a Service Provider, other than as a result of (x) the Optionee's death or Disability, or (y) termination of such Optionee’s employment or relationship with the Company with Cause, or (z) the Optionee's voluntary termination of employment other than as a result of retirement, the Optionee may exercise his or her Option for up to ninety (90) days following the date on which the Optionee ceases to be a Service Provider to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Grant Agreement).  If, on the date that the Optionee ceases to be a Service Provider, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after the date that the Optionee ceases to be a Service Provider the Optionee does not exercise his or her Option in full within the time set forth herein or the Grant Agreement, as applicable, the unexercised portion of the Option shall terminate, and the Shares covered by such unexercised portion of the Option shall revert to the Plan.  An Optionee who changes his or her status as a Service Provider (e.g., from being an Employee to being a Consultant) shall not be deemed to have ceased being a Service Provider for purposes of this Section 10(b), nor shall a transfer of employment among the Company and any Subsidiary be considered a termination of employment; however, if an Optionee holding Incentive Stock Options ceases being an Employee but continues as a Service Provider, such Incentive Stock Options shall be deemed to be Nonstatutory Stock Options three months after the date of such cessation.

(c)       Disability of an Optionee.  Unless otherwise specified in the Grant Agreement, if an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option, to the extent the Option is vested on the date that the Optionee ceases to be a Service Provider, up until the one-year anniversary of the date on which the Optionee ceases to be a Service Provider (but in no event later than the expiration of the term of such Option as set forth in the Grant Agreement).  If, on the date that the Optionee ceases to be a Service Provider, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after the Optionee ceases to be a Service Provider, the Optionee does not exercise his or her Option in full within the time set forth herein or the Grant Agreement, as applicable, the unexercised portion of the Option shall terminate, and the Shares covered by such unexercised portion of the Option shall revert to the Plan.

(d)       Death of an Optionee.  Unless otherwise specified in the Grant Agreement, if an Optionee dies while a Service Provider, the Option may be exercised, to the extent that the Option is vested on the date of death, by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance up until the one-year anniversary of the Optionee’s death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant).  If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If the Option is not so exercised in full within the time set forth herein or the Grant Agreement, as applicable, the unexercised portion of the Option shall terminate, and the Shares covered by the unexercised portion of such Option shall revert to the Plan.

(e)       Termination for Cause or Voluntary Termination. If a Service Provider’s relationship with the Company is terminated for Cause, or if a Service Provider voluntarily terminates his or her relationship with the Company other than as a result of retirement, then, unless otherwise provided in such Service Provider’s Grant Agreement or by the Administrator, such Service Provider shall have no right to exercise any of such Service Provider’s Options at any time on or after the effective date of such termination.

(f)        Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant.  Such consideration may consist entirely of:

(i)         cash;

(ii)         check;

(iii)        other Shares which (A) in the case of Shares acquired upon exercise of an option at a time when the Company is subject to Section 16(b) of the Exchange Act, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)        consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(v)         a reduction in the number of Shares otherwise issuable by a number of Shares having a Fair Market Value equal to the exercise price of the Option being exercised;

(vi)        any combination of the foregoing methods of payment; or

(vii)       such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

11.   Stock Awards.  The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price as it determines) Shares to any Service Provider subject to such terms and conditions as the Administrator sets forth in a Stock Award Agreement evidencing such grant.  Stock Awards may be granted or sold in respect of past services or other valid consideration or in lieu of any cash compensation otherwise payable to such individual.  The grant of Stock Awards under this Section 11 shall be subject to the following provisions:

(a)  At the time a Stock Award under this Section 11 is made, the Administrator shall establish a vesting period (the "Restricted Period") applicable to the Stock Award Shares subject to such Stock Award.  The Administrator may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives.  None of the Stock Award Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period applicable to such Stock Award Shares or prior to the satisfaction of any other restrictions prescribed by the Administrator with respect to such Stock Award Shares.

(b)  The Company shall issue, in the name of each Service Provider to whom Stock Award Shares have been granted, stock certificates representing the total number of Stock Award Shares granted to such person, as soon as reasonably practicable after the grant.  The Company, at the direction of the Administrator, shall hold such certificates, properly endorsed for transfer, for the Stock Awardee's benefit until such time as the Stock Award Shares are forfeited to the Company, or the restrictions lapse.

(c)  Unless otherwise provided by the Administrator, holders of Stock Award Shares shall have the right to vote such Shares and have the right to receive any cash dividends with respect to such Shares.  All distributions, if any, received by a Stock Awardee with respect to Stock Award Shares as a result of any stock split, stock distribution, combination of shares, or other similar transaction shall be subject to the restrictions of this Section 11.

(d)  Any Stock Award Shares granted to a Service Provider pursuant to the Plan shall be forfeited if the Stock Awardee voluntarily terminates employment with the Company or its subsidiaries or resigns or voluntarily terminates his consultancy or advisory arrangement or directorship with the Company or its subsidiaries, or if the Stock Awardee's employment or the consultant's or advisor's consultancy or advisory arrangement or directorship is terminated for Cause, in each case prior to the expiration or termination of the applicable Restricted Period and the satisfaction of any other conditions applicable to such Stock Award Shares.  Upon such forfeiture, the Stock Award Shares that are forfeited shall be retained in the treasury of the Company and be available for subsequent awards under the Plan.  If the Stock Awardee's employment, consultancy or advisory arrangement or directorship terminates for any other reason prior to the expiration or termination of the applicable Restricted Period and the satisfaction of any other conditions applicable to such Stock Award Shares, the Stock Award Shares held by such person shall be forfeited, unless the Administrator, in its sole discretion, shall determine otherwise.

(e)  Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Stock Award Shares shall lapse and, at the Stock Awardee’s request, a stock certificate for the number of Stock Award Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Stock Awardee or his beneficiary or estate, as the case may be.

(f) Prior to the delivery of any shares of Common Stock in connection with a Stock Award under this Section 11, the Company shall be entitled to require as a condition of delivery that the Stock Awardee shall pay or make adequate provision acceptable to the Company for the satisfaction of the statutory minimum prescribed amount of federal and state income tax and other withholding obligations of the Company, including, if permitted by the Administrator, by having the Company withhold from the number of shares of Common Stock otherwise deliverable in connection with a Stock Award, a number of shares of Common Stock having a Fair Market Value equal to an amount sufficient to satisfy such tax withholding obligations.

12.   Restricted Stock Units.  The Committee may, in its sole discretion, grant Restricted Stock Units to a Service Provider subject to such terms and conditions as the Committee sets forth in a Stock Award Agreement evidencing such grant.  “Restricted Stock Units” are Awards denominated in units evidencing the right to receive Shares of Common Stock, which may vest over such period of time and/or upon satisfaction of such performance criteria or objectives as is determined by the Committee at the time of grant and set forth in the applicable Stock Award Agreement, without payment of any amounts by the Stock Awardee thereof (except to the extent required by law).  Prior to delivery of shares of Common Stock with respect to an award of Restricted Stock Units, the Stock Awardee shall have no rights as a stockholder of the Company.

Upon satisfaction and/or achievement of the applicable vesting requirements relating to an award of Restricted Stock Units, the Stock Awardee shall be entitled to receive a number of shares of Common Stock that are equal to the number of Restricted Stock Units that became vested.  To the extent, if any, set forth in the applicable Stock Award Agreement, cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the applicable vesting period, as determined by the Committee.

Unless otherwise provided by the Stock Award Agreement, any Restricted Stock Units granted to a Service Provider pursuant to the Plan shall be forfeited if the Stock Awardee’s employment or service with the Company or its Subsidiaries terminates for any reason prior to the expiration or termination of the applicable vesting period and/or the achievement of such other vesting conditions applicable to the award.

Prior to the delivery of any shares of Common Stock in connection with an award of Restricted Stock Units, the Company shall be entitled to require as a condition of delivery that the Stock Awardee shall pay or make adequate provision acceptable to the Company for the satisfaction of the statutory minimum prescribed amount of federal and state income tax and other withholding obligations of the Company, including, if permitted by the Administrator, by having the Company withhold from the number of shares of Common Stock otherwise deliverable in connection with an award of Restricted Stock Units, a number of shares of Common Stock having a Fair Market Value equal to an amount sufficient to satisfy such tax withholding obligations.

13.   Unrestricted Shares. The Administrator may grant Unrestricted Shares in accordance with the following provisions:

(a)  The Administrator may cause the Company to grant Unrestricted Shares to Service Providers at such time or times, in such amounts and for such reasons as the Administrator, in its sole discretion, shall determine. No payment shall be required for Unrestricted Shares.

(b)  The Company shall issue, in the name of each Service Provider to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to such individual, and shall deliver such certificates to such Service Provider as soon as reasonably practicable after the date of grant or on such later date as the Administrator shall determine at the time of grant.

(c)  Prior to the delivery of any Unrestricted Shares, the Company shall be entitled to require as a condition of delivery that the Stock Awardee shall pay or make adequate provision acceptable to the Company for the satisfaction of the statutory minimum prescribed amount of federal and state income tax and other withholding obligations of the Company, including, if permitted by the Administrator, by having the Company withhold from the number of Unrestricted Shares otherwise deliverable, a number of shares of Common Stock having a Fair Market Value equal to an amount sufficient to satisfy such tax withholding obligations.

14.   Stock Appreciation Rights.  A Stock Appreciation Right may be granted by the Committee either alone, in addition to, or in tandem with other Awards granted under the Plan.  Each Stock Appreciation Right granted under the Plan shall be subject to the following terms and conditions:

(a)  Each Stock Appreciation Right shall relate to such number of Shares as shall be determined by the Committee.

(b)  The Award Date (i.e., the date of grant) of a Stock Appreciation Right shall be the date specified by the Committee, provided that that date shall not be before the date on which the Stock Appreciation Right is actually granted.  The Award Date of a Stock Appreciation Right shall not be prior to the date on which the recipient commences providing services as a Service Provider.  The term of each Stock Appreciation Right shall be determined by the Committee, but shall not exceed ten years from the date of grant.  Each Stock Appreciation Right shall become exercisable at such time or times and in such amount or amounts during its term as shall be determined by the Committee.  Unless otherwise specified by the Committee, once a Stock Appreciation Right becomes exercisable, whether in full or in part, it shall remain so exercisable until its expiration, forfeiture, termination or cancellation.

(c)  A Stock Appreciation Right may be exercised, in whole or in part, by giving written notice to the Committee.  As soon as practicable after receipt of the written notice, the Company shall deliver to the person exercising the Stock Appreciation Right stock certificates for the Shares to which that person is entitled under Section 14(d) hereof.

(d)  A Stock Appreciation Right shall be exercisable for Shares only.  The number of Shares issuable upon the exercise of the Stock Appreciation Right shall be determined by dividing:

(i)  the number of Shares for which the Stock Appreciation Right is exercised multiplied by the amount of the appreciation per Share (for this purpose, the "appreciation per Share" shall be the amount by which the Fair Market Value of a Share on the exercise date exceeds (x) in the case of a Stock Appreciation Right granted in tandem with an Option, the exercise price or (y) in the case of a Stock Appreciation Right granted alone without reference to an Option, the Fair Market Value of a Share on the Award Date of the Stock Appreciation Right); by

(ii)  the Fair Market Value of a Share on the exercise date.

15.   Non-Transferability.  Unless determined otherwise by the Administrator, an Option or Stock Appreciation Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.  If the Administrator makes an Option or Stock Appreciation Right transferable, such Option or Stock Appreciation Right shall contain such additional terms and conditions as the Administrator deems appropriate.  Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Grant Agreement regarding a given Option that the Optionee may transfer, without consideration for the transfer, his or her Nonstatutory Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.  During the period when Shares of Restricted Stock and Stock Award Shares are restricted (by virtue of vesting schedules or otherwise), such Shares may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution.

16.   Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)         Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of Shares of Common Stock covered by each outstanding Option, Stock Appreciation Right and Stock Award, the number of Shares of Restricted Stock outstanding and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options, Stock Appreciation Rights or Stock Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, Stock Appreciation Right or Stock Award, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Appreciation Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration."  Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Award hereunder.  Except as expressly provided herein, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into sub-shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock then subject to outstanding Options and Stock Appreciation Rights.

(b)         Corporate Transactions.  If the Company merges or consolidates with another corporation, whether or not the Company is the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets, or if any “person” (as that term is used in Section 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing greater than 50% of the combined voting power of the Company's then outstanding securities (each such event a “Corporate Transaction Event”) then (i) after the effective date of such Corporate Transaction Event, each holder of an outstanding Option or Stock Appreciation Right shall be entitled, upon exercise of such Option or Stock Appreciation Right to receive, in lieu of Shares of Common Stock, the number and class or classes of shares of such stock or other securities or property to which such holder would have been entitled if, immediately prior to such Corporate Transaction Event, such holder had been the holder of record of a number of Shares of Common Stock equal to the number of shares as to which such Option and Stock Appreciation Right may be exercised; and (ii) the Board may waive any limitations set forth in or imposed pursuant hereto so that all Options and Stock Appreciation Rights from and after a date prior to the effective date of such Corporate Transaction Event, as specified by the Board, shall be exercisable in full.  Notwithstanding anything contained herein to the contrary, the proposed transaction between the Company and China Biopharmaceutical Holdings, Inc. shall not constitute a Corporate Transaction Event.

In the event of a Corporate Transaction Event, then each outstanding Stock Award shall be assumed or an equivalent agreement or award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  In the event that the Committee determines that the successor corporation or a Parent or a Subsidiary of the successor corporation has refused to assume or substitute an equivalent agreement or award for each outstanding Stock Award, all vesting periods and conditions under Stock Awards shall be deemed to have been satisfied.  The Board may also, in its discretion, cause all vesting periods and conditions under Stock Awards to be deemed to have been satisfied.

17.   Substitute Options.  In the event that the Company, directly or indirectly, acquires another entity, the Board may authorize the issuance of stock options (“Substitute Options”) to the individuals performing services for the acquired entity in substitution of stock options previously granted to those individuals in connection with their performance of services for such entity upon such terms and conditions as the Board shall determine, taking into account the conditions of Code Section 424(a), as from time to time amended or superceded, in the case of a Substitute Option that is intended to be an Incentive Stock Option.  Shares of capital stock underlying Substitute Stock Options shall not constitute Shares issued pursuant to the Plan for any purpose.

18.   Date of Grant.  The date of grant of an Option, Stock Appreciation Right, Stock Award or Unrestricted Share shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, Stock Appreciation Right, Stock Award or Unrestricted Share, or such other later date as is determined by the Administrator.  Notice of the determination shall be provided to each grantee within a reasonable time after the date of such grant.

19.   Amendment and Termination of the Plan.

(a)         Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b)         Shareholder Approval.  The Company shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(c)         Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any grantee, unless mutually agreed otherwise between the grantee and the Administrator, which agreement must be in writing and signed by the grantee and the Company.  Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.   Conditions Upon Issuance of Shares.

(a)         Legal Compliance.  Shares shall not be issued in connection with the grant of any Stock Award or Unrestricted Share or the exercise of any Option or Stock Appreciation Right unless such grant or the exercise of such Option or Stock Appreciation Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)         Investment Representations.  As a condition to the grant of any Stock Award or Unrestricted Share or the exercise of any Option or Stock Appreciation Right, the Company may require the person receiving such Award or exercising such Option or Stock Appreciation Right to represent and warrant at the time of any such exercise or grant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c)         Additional Conditions.  The Administrator shall have the authority to condition the grant of any Award in such other manner that the Administrator determines to be appropriate, provided that such condition is not inconsistent with the terms of the Plan.

(d)         Trading Policy Restrictions.  Option and or Stock Appreciation Right exercises and other Awards under the Plan shall be subject to the terms and conditions of any insider trading policy established by the Company or the Administrator.

21.   Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.   Shareholder Approval.  The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted.  Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.  Notwithstanding any provision in the Plan to the contrary, any exercise of an Option or Stock Appreciation Right granted before the Company has obtained shareholder approval of the Plan in accordance with this Section 22 shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with this Section 22.

23.   Withholding; Notice of Sale.  The Company shall be entitled to withhold from any amounts payable to an Employee or other Service Provider any amounts which the Company determines, in its discretion, are required to be withheld under any Applicable Law as a result of any action taken by a holder of an Award.

24.   Governing Law.  This Plan shall be governed by the laws of the State of Delaware, without regard to conflict of law principles.

NEOSTEM, INC.

PROXY CARD FOR HOLDERS OF COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

May 8, 2009

The undersigned hereby appoints Robin L. Smith and Catherine M. Vaczy, and each of them, attorneys and proxies with power of substitution, to vote for and on behalf of the undersigned at the NeoStem, Inc. Annual Meeting of Stockholders to be held on May 8, 2009 and at any adjournments or postponements thereof (the "Meeting"), upon the following matters and upon any other business that may properly come before the Meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If this proxy is executed but no direction is made, this proxy will be voted FOR the Board's nominees for director named herein, approval of the Company's 2009 Equity Compensation Plan, and ratification of the appointment of the Company's independent registered public accounting firm to audit the Company's financial statements for the 2009 fiscal year.

PLEASE INDICATE YOUR VOTE ON THE OTHER SIDE.

(CONTINUED, AND TO BE DATED AND SIGNED, ON THE OTHER SIDE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE"FOR" PROPOSALS 1, 2 AND 3

For all
nominees
		*(except as	Withhold authority
		marked to the	to vote for all
		contrary below)	nominees	Nominees:

1.	Election of 4			Robin L. Smith
	Directors.			Joseph D. Zuckerman
Richard Berman
Steven S. Myers

* To withhold authority for any individual nominee(s), print nominee's name(s) on the line below.
_____________________________________________________________________________

		FOR	AGAINST	ABSTAIN

2.	Approval of the 2009 Equity
Compensation Plan.

		FOR	AGAINST	ABSTAIN

3.	Ratification of the appointment of
Holtz Rubenstein Reminick LLP
to audit the Company’s financial
statements for the fiscal year
ending December 31, 2009

In their discretion, the above named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED FOR THE BOARD'S NOMINEES FOR DIRECTOR NAMED HEREIN, APPROVAL OF THE COMPANY'S 2009 EQUITY COMPENSATION PLAN, AND THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO AUDIT THE COMPANY'S FINANCIAL STATEMENTS FOR THE 2009 FISCAL YEAR.

Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend.

Signed:

Signed:	Dated: , 2009

NOTE: Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF NEOSTEM, INC. TO BE HELD ON MAY 8, 2009.  THIS PROXY STATEMENT, THE ACCOMPANYING FORM OF PROXY CARD AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008, INCLUDING FINANCIAL STATEMENTS, ARE AVAILABLE AT http://www.vfnotice.com/neostem/